                          SMS RETIREMENT SAVINGS PLAN
                       (EFFECTIVE AS OF JANUARY 1, 1995)











                                  PREPARED BY
                            DRINKER BIDDLE & REATH


                                  APRIL 1995

                               TABLE OF CONTENTS

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                                                            PAGE
                                                            ----
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ARTICLE I - DEFINITIONS......................................  1
      1.1   "Account" or "Accounts"..........................  1
      1.2   "Accrual Computation Period".....................  1
      1.3   "Accrued Benefit"................................  1
      1.4   "Adjustment Factor"..............................  1
      1.5   "Affiliated Company".............................  2
      1.6   "Base Contribution Account"......................  2
      1.7   "Base Contributions".............................  2
      1.8   "Beneficiary"....................................  2
      1.9   "Benefits Selection Period"......................  2
      1.10  "Code"...........................................  2
      1.11  "Committee"......................................  2
      1.12  "Company Stock"..................................  2
      1.13  "Compensation"...................................  3
      1.14  "Computation Period".............................  3
      1.15  "Co-op Employee".................................  3
      1.16  "Disability".....................................  4
      1.17  "Early Retirement Date"..........................  4
      1.18  "Eligible Employee"..............................  4
      1.19  "Employee".......................................  4
      1.20  "Employee After-Tax Contribution Account"........  4
      1.21  "Employee After-Tax Contributions"...............  4
      1.22  "Employer".......................................  4
      1.23  "Employer After-Tax Matching Contribution
             Account"........................................  4
      1.24  "Employer After-Tax Matching Contributions"......  4
      1.25  "Employer Matching Contribution Account".........  5
      1.26  "Employer Matching Contributions"................  5
      1.27  "Employer Profit-Sharing Contribution Account"...  5
      1.28  "Employer Profit-Sharing Contributions"..........  5
      1.29  "Employment Commencement Date"...................  5
      1.30  "ERISA"..........................................  5
      1.31  "Fund"...........................................  5
      1.32  "Highly Compensated Employee"....................  5
      1.33  "Hour of Service"................................  7
      1.34  "Leased Employee"................................  9
      1.35  "Limitation Compensation"........................ 10
      1.36  "Nonresident Alien".............................. 10
      1.37  "Normal Retirement Age".......................... 10
      1.38  "Normal Retirement Date"......................... 10
      1.39  "One-Year Break in Service"...................... 10
      1.40  "Participant".................................... 10
      1.41  "Participating Company".......................... 10
      1.42  "Payroll Period"................................. 10
      1.43  "Plan"........................................... 10
      1.44  "Plan Year"...................................... 10

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      1.45  "Prior ESOP"..................................... 10
      1.46  "Prior Plan"..................................... 11
      1.47  "Profit-Sharing Plan"............................ 11
      1.48  "Qualified Domestic Relations Order"............. 11
      1.49  "Quarter"........................................ 11
      1.50  "Resident of Puerto Rico"........................ 11
      1.51  "Salary Reduction Agreement"..................... 11
      1.52  "Sponsoring Company"............................. 11

                                      -i-
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     1.53  "Summer Employee"................................  11
     1.54  "Supplemental Contribution Account"..............  11
     1.55  "Supplemental Contributions".....................  11
     1.56  "Temporary Employee".............................  12
     1.57  "Trust"..........................................  12
     1.58  "Trust Agreement"................................  12
     1.59  "Trustee"........................................  12
     1.60  "Union Employee".................................  12
     1.61  "Valuation Date".................................  12
     1.62  "Vested Accrued Benefit".........................  12
     1.63  "Vesting Computation Period".....................  12
     1.64  "Year of Credited Service".......................  12
     1.65  "Year of Vesting Service"........................  12

ARTICLE II - PARTICIPATION..................................  13
     2.1   Eligibility Requirements.........................  13
     2.2   Duration of Participation........................  14
     2.3   Resumption of Eligibility for Base Contributions
           and Employer Matching Contributions..............  14
     2.4   Additional Rules Relating to Plan Participation..  14

ARTICLE III - CONTRIBUTIONS.................................  15
     3.1   Base Contributions...............................  15
     3.2   Supplemental Contributions.......................  15
     3.3   Employer Matching Contributions..................  15
     3.4   Employer Profit-Sharing Contribution.............  16
     3.5   Deductibility Limitation.........................  16
     3.6   Type of Plan and Profits Requirement.............  16
     3.7   Rollover Contributions...........................  16
     3.8   Direct Transfers of Assets from Other Plans
           Prohibited.......................................  17
     3.9   Transfers of Accounts to Other Qualified Plans...  17
     3.10  Distribution of Excess Elective Deferrals........  17
     3.11  Return of Employer Contributions.................  18
     3.12  Employee Contributions...........................  20
     3.13  Employee After-Tax Contributions.................  20
     3.14  Employer After-Tax Matching Contributions........  20

                                     -ii-
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
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ARTICLE IV - LIMITATIONS ON CONTRIBUTIONS.....................  20
      4.1  Definitions........................................  20
      4.2  Limitation Applicable Where No Other Employee
           Pension Benefit Plan, Welfare Benefit Fund,
           Individual Medical Benefit Account, or Simplified
           Employee Pension Maintained........................  25
      4.3  Multi-Plan Limitations for Additional Defined
           Contribution Plans, Welfare Benefit Funds,
           Individual Medical Benefit Accounts, and
           Simplified Employee Pensions ......................  26
      4.4  Multi-Plan Limitations for Additional Plan
           Which Is a Defined Benefit Plan....................  27
      4.5  Aggregation Rules..................................  29
      4.6  Additional Limitations on Elective Deferrals
           (Base Contributions)...............................  29
      4.7  Distribution of Excess Contributions...............  30
      4.8  Additional Limitations on Employer Matching
           Contributions and Forfeitures......................  31
      4.9  Distribution of Excess Aggregate Contributions.....  32

ARTICLE V - PARTICIPANTS' ACCOUNTS; VALUATION.................  33
      5.1  Separate Accounts..................................  33
      5.2  Investment of Participants' Accounts...............  33
      5.3  Apportionment of Participants' Accounts Among
           Funds..............................................  34
      5.4  Valuation..........................................  35
      5.5  Allocation of Increases and Decreases to Base,
           Employee After-Tax, Supplemental, Employer
           Profit-Sharing, Employer After-Tax Matching, and
           Employer Matching Contribution Accounts............  35
      5.6  Net Value of Participants' Accounts................  35
      5.7  Accounts of Participants Transferred to an
           Affiliated Company.................................  35
      5.8  Allocation of Forfeitures..........................  35

ARTICLE VI - BENEFITS.........................................  35
      6.1  Vesting............................................  35
      6.2  Normal Retirement Benefits.........................  36
      6.3  Death Benefit......................................  37
      6.4  Disability Benefit.................................  37
      6.5  Early Retirement and Other Termination of
           Employment.........................................  37

ARTICLE VII - PAYMENT OF BENEFITS.............................  37
      7.1  Retirement, Death, Disability and Termination
           Benefits...........................................  37
      7.2  Form of Distribution...............................  44
      7.3  Methods of Payment of Benefits.....................  44
      7.4  Designation of Beneficiary and Election with
           Respect to Death Benefit...........................  46
      7.5  Incapacitated Beneficiaries........................  47
      7.6  Time of Forfeitures................................  48

ARTICLE VIII - ALIENATION OF BENEFITS.........................  49
      8.1  Alienation of Benefits Generally Prohibited........  49
      8.2  Special Provision with Respect to Qualified
           Domestic Relations Orders..........................  50
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                                     -iii-
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ARTICLE IX - LOANS..........................................  50
      9.1   Limitations.....................................  50
      9.2   Interest........................................  51
      9.3   Repayment - Collection..........................  51
      9.4   Exception for Home Loans........................  52
      9.5   Number of Loans.................................  52
      9.6   Loans - Individual Investments..................  52
      9.7   Accounts Available for Loans....................  52

ARTICLE X - WITHDRAWALS DURING EMPLOYMENT...................  53
      10.1  Withdrawals after Age 59-1/2....................  53
      10.2  Withdrawals before Age 59-1/2...................  53

ARTICLE XI - ALLOCATION OF FIDUCIARY RESPONSIBILITIES         56
      11.1  Allocation of Responsibility....................  56
      11.2  Responsibility Not Joint........................  56
      11.3  Act in Interest of Participants.................  56
      11.4  Advisors........................................  57

ARTICLE XII - THE ADMINISTRATIVE COMMITTEE..................  57
      12.1  Appointment of Committee........................  57
      12.2  Chairman and Secretary..........................  57
      12.3  Committee Procedures............................  57
      12.4  Powers of Committee.............................  57
      12.5  Protection of Trustee...........................  58
      12.6  Outside Consultants.............................  58
      12.7  Funding Policy..................................  58
      12.8  Expenses........................................  58
      12.9  Indemnification and Insurance...................  58
      12.10 Claims Procedure................................  59

ARTICLE XIII - THE TRUSTEE..................................  60
      13.1  Trust Assets....................................  60
      13.2  Duties of Trustee...............................  60
      13.3  Trust Purpose...................................  60
      13.4  Removal and Resignation of Trustee..............  60

ARTICLE XIV - PLAN AMENDMENT, MERGER, CONSOLIDATION, OR
              TERMINATION...................................  60
      14.1  Amendment.......................................  60
      14.2  Merger, Consolidation or Transfer of Assets.....  62
      14.3  Termination of Plan and Trust; Discontinuance
            of Contributions................................  62
      14.4  Vesting and Distribution upon Termination.......  63
      14.5  Limitations on Distributions of
            Elective Deferrals..............................  63
      14.6  Distributions upon Plan Termination.............  65
      14.7  Distributions upon Sale of Assets...............  65
      14.8  Distributions upon Sale of Subsidiary...........  65

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ARTICLE XV - ADOPTION OF PLAN BY AFFILIATED COMPANY.........  65
      15.1  Adoption of Plan and Trust......................  65
      15.2  Withdrawal from Plan............................  66
      15.3  Exclusive Purpose of Trust......................  66
      15.4  Application of Withdrawal Provisions............  66
      15.5  Single Plan.....................................  66
      15.6  Sponsoring Company Appointed Agent of
            Adopting Affiliated Companies...................  66
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                                     -iv-
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ARTICLE XVI - MISCELLANEOUS.................................  66
      16.1  Expenses of Plan................................  66
      16.2  Plan Responsibilities...........................  66
      16.3  Employment May Be Terminated....................  67
      16.4  Rights under Plan...............................  67
      16.5  Construction....................................  67
      16.6  Application of Plan.............................  67
      16.7  Gender and Number...............................  67
      16.8  Bonding.........................................  67
      16.9  Headings........................................  67
      16.10 Unclaimed Benefits..............................  67
      16.11 Funding Entity..................................  67

ARTICLE XVII - TOP-HEAVY PROVISIONS.........................  68
      17.1  Definitions.....................................  68
      17.2  Special Top-Heavy Provisions....................  71

EXHIBIT A - (PLAN AND TRUST ADOPTION AGREEMENT).............  74

EXHIBIT A-1 - LIST OF PARTICIPATING COMPANIES...............  76

PLAN AND TRUST ADOPTION AGREEMENT HEALTHCARE DATA EXCHANGE
      CORPORATION...........................................  77

                          SMS RETIREMENT SAVINGS PLAN
                       (EFFECTIVE AS OF JANUARY 1, 1995)
                       ---------------------------------


                                 INTRODUCTION
                                 ------------


          WHEREAS, SHARED MEDICAL SYSTEMS CORPORATION (the "Sponsoring Company") maintains the SHARED MEDICAL SYSTEMS CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN (the "PAYSOP") (formerly named the Shared Medical Systems Corporation Retirement Savings Plan); and

          WHEREAS, the PAYSOP was amended effective as of January 1, 1995 to provide that assets and liabilities attributable to Base Contributions, Supplemental Contributions, Employer Profit-Sharing Contributions, Employer Matching Contributions, Employee After-tax Contributions and Employer After-Tax Matching Contributions ("Non-PAYSOP Contributions") would no longer be held under the PAYSOP in order to simplify administration of the PAYSOP; and

          WHEREAS, the Sponsoring Company desires to establish the SMS RETIREMENT SAVINGS PLAN, effective as of January 1, 1995 (the "Plan"), to accept the transfer of Non-PAYSOP Contributions from the PAYSOP;

          NOW, THEREFORE, effective as of January 1, 1995, subject to the approval of the Internal Revenue Service, the Plan is hereby established as follows:


                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

          The following words and phrases, as used herein, shall have the following meanings, unless the context clearly indicates otherwise:

          1.1  "ACCOUNT" or "ACCOUNTS" shall mean a Participant's Base
               ---------    ----------
Contribution Account, Supplemental Contribution Account, Employer Profit-Sharing Contribution Account, and/or Employer Matching Contribution Account, or for a Resident of Puerto Rico, such Participant's Employee After-Tax Contribution Account and/or Employer After-Tax Matching Contribution Account.

          1.2  "ACCRUAL COMPUTATION PERIOD" shall mean the Computation Period
               ----------------------------
measured by the Plan Year. Years of Credited Service and One-Year Breaks in Service for benefit accruals shall be measured by the Accrual Computation Period.

          1.3  "ACCRUED BENEFIT" shall mean the total amount credited to the
               -----------------
Participant's Accounts.

          1.4  "ADJUSTMENT FACTOR" shall mean the cost of living adjustment
               -------------------
factor prescribed by the Secretary of the Treasury under section 415(d) of the Code for years beginning after December 31, 1987, as applied to such items and in such manner as the Secretary shall provide.

          1.5  "AFFILIATED COMPANY" shall mean:
               --------------------

               (a) Any member of a controlled group of corporations (as defined in section 414(b) of the Code) of which the Sponsoring Company is a member;

               (b) Any trade or business (whether or not incorporated) which is under common control (as defined in section 414(c) of the Code) with the Sponsoring Company;

               (c) Any trade or business (whether or not incorporated) which is a member of an affiliated service group (as defined in section 414(m)(2) of the Code) of which the Sponsoring Company is a member; and

               (d) Any other entity required to be aggregated with the Sponsoring Company pursuant to regulations under section 414(o) of the Code.

          Solely for purposes of applying sections 414(b) and (c) of the Code to the limitations on annual additions of Sections 4.1 through 4.5, the phrase "more than 50 percent" shall be substituted for the phrase "at least 80 percent" wherever the latter phrase appears in section 1563(a)(1) of the Code.

          1.6  "BASE CONTRIBUTION ACCOUNT" shall mean the Account established by
               ---------------------------
the Committee for each Participant (other than for Residents of Puerto Rico), which Account shall be invested as provided in Article V on behalf of the Participant for whom such Account was established, and to which Base Contributions, "Rollover Contributions" under Section 3.7, and transferred assets credited under Section 3.1 ("Base Contributions") of the Prior Plan as of January 1, 1995, on behalf of such Participant, and the earnings and losses thereon, shall be allocated.

          1.7  "BASE CONTRIBUTIONS" shall mean contributions made by a
               --------------------
Participating Company on behalf of a Participant (other than Residents of Puerto
Rico) through salary reduction under Section 3.1.

          1.8  "BENEFICIARY" shall mean the surviving spouse of a Participant,
               -------------
but if there is no surviving spouse, or if the spouse previously consented in the manner described in Section 7.4, then such other person or persons or legal entity as may be designated by the Participant (or in the absence of a valid designation, as provided in Section 7.4(d)) to receive benefits payable under the Plan after the Participant's death.

          1.9  "BENEFITS SELECTION PERIOD"  shall mean such time specified by
               ---------------------------
the Committee each Quarter of each Plan Year and such other period or periods designated by the Committee in its discretion but determined in a nondiscriminatory manner.

          1.10 "CODE" shall mean the Internal Revenue Code of 1986, as amended.
               ------

          1.11 "COMMITTEE" shall mean the Administrative Committee appointed to
               -----------
administer the Plan under Section 12.1.

          1.12 "COMPANY STOCK" shall mean the common stock of the Sponsoring
               ---------------
Company, $.01 par value.

          1.13 "COMPENSATION" shall mean the Participant's salary, overtime,
               --------------
bonuses, commissions and all other cash payments for services rendered, for the portion of the Plan Year that he was a Participant in the Plan. Compensation shall also include any compensation that is not currently includible in the Participant's gross income for income tax purposes under section 402(e)(3) of the Code (i.e., any salary reductions elected by a Participant under the Plan) and under section 125 of the Code (i.e., any salary reductions elected by a Participant under any flexible benefits plan maintained by the Participating Company). Compensation shall not include any expense reimbursements. Compensation shall include only that Compensation which is actually paid to the Participant during the determination period or if a Participant did not participate in the Plan during the entire determination period, only that Compensation which is actually paid to the Participant during the portion of the determination period in which the Participant participated in the Plan. For purposes of this Section 1.13, the determination period is the Plan Year.

          The annual Compensation of each Participant taken into account under the Plan shall not exceed $150,000, as adjusted by the Commissioner for increases in the cost-of-living in accordance with section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any determination period beginning in such calendar year. If a determination period consists of fewer than 12 months, the annual Compensation limit is an amount equal to the otherwise applicable annual compensation limit multiplied by a fraction, the numerator of which is the number of months in the short determination period, and the denominator of which is 12.

          If Compensation for any prior determination period is taken into account in determining a Participant's allocations for the current Plan Year, the Compensation for such prior determination period is subject to the applicable annual Compensation limit in effect for that prior determination period. For this purpose, in determining allocations in Plan Years beginning on or after January 1, 1989, the annual compensation limit in effect for determination periods beginning before that date is $200,000. In addition, in determining allocations in Plan Years beginning on or after January 1, 1994, the annual compensation limit in effect for determination periods beginning before that date is $150,000.

          In determining the Compensation of a Participant for purposes of the limitations set forth in this Section 1.13, the rules of section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules, the adjusted annual Compensation limitation is exceeded, then (except for purposes of determining the portion of compensation up to the integration level if this Plan provides for permitted disparity), the limitation shall be prorated among the affected individuals in proportion to each such individual's compensation as determined under this
Section 1.13 prior to the application of this limitation.

          1.14 "COMPUTATION PERIOD" shall mean any 12-consecutive-month period.
               --------------------

          1.15 "CO-OP EMPLOYEE" shall mean an Employee who works in a full-time
               ----------------
temporary position as part of an undergraduate or graduate degree program but only if such Employee does not complete more than 999 Hours of Service in the Computation Period commencing on such Employee's Employment Commencement Date or the anniversaries of such Employment Commencement Date or in any other applicable Computation Period.

          1.16 "DISABILITY" shall mean an impairment causing the employee,
               ------------
because of injury or sickness, to be continuously unable to perform the substantial and material duties of his regular occupation, and to be under the regular care of a licensed physician, and to be not gainfully employed in any occupation for which he is or becomes qualified by education, training or experience. The degree of such impairment shall be supported by medical evidence satisfactory to the Committee, and all Participants in similar circumstances shall be treated uniformly.

          1.17 "EARLY RETIREMENT DATE" shall mean the first day of the month
               -----------------------
coincident with or next following the first date on which an Employee has both attained age 55 and completed seven Years of Vesting Service.

          1.18 "ELIGIBLE EMPLOYEE" shall mean any Employee of a Participating
               -------------------
Company, other than a Union Employee (except as provided in Section 2.1), a Leased Employee, a Nonresident Alien, a Co-op Employee, a Temporary Employee or a Summer Employee or a Resident of Puerto Rico (except with respect to Employee After-Tax Contributions and Employer After-Tax Matching Contributions made under the Prior Plan and transferred to the Plan as of January 1, 1995).

          1.19 "EMPLOYEE" shall mean any person employed by an Employer,
               ----------
including a Leased Employee.

          1.20 "EMPLOYEE AFTER-TAX CONTRIBUTION ACCOUNT" shall mean the Account
               -----------------------------------------
established by the Committee for each Participant who is a Resident of Puerto Rico and who made Employee After-Tax Contributions under the Prior Plan before January 1, 1995, which Account shall be invested as provided in Article V on behalf of the Participant for whom such Account was established under the Prior Plan, and to which transferred assets credited under Section 19.2 ("Employee After-Tax Contributions") of the Prior Plan as of January 1, 1995, on behalf of such Participant, and the earnings and losses thereon, shall be allocated.

          1.21 "EMPLOYEE AFTER-TAX CONTRIBUTIONS" shall mean after-tax
               ----------------------------------
contributions to the Prior Plan made by a Participant who is a Resident of Puerto Rico under the Prior Plan before January 1, 1995.

          1.22 "EMPLOYER" shall mean any Participating Company.  For purposes of
               ----------
applying the provisions of sections 401, 410, 411, 415 and 416 of the Code, the term "Employer" shall also include any Affiliated Company whether or not it is a Participating Company.

          1.23 "EMPLOYER AFTER-TAX MATCHING CONTRIBUTION ACCOUNT" shall mean the
               --------------------------------------------------
Account established by the Committee for each Participant who is a Resident of Puerto Rico on whose behalf Employer After-Tax Matching Contributions were made under the Prior Plan before January 1, 1995, which Account shall be invested as provided in Article V on behalf of the Participant for whom such Account was established under the Prior Plan, and to which transferred assets credited under
Section 19.3 ("Employer After-Tax Matching Contributions") of the Prior Plan as of January 1, 1995, on behalf of such Participant, and the earnings and losses thereon, shall be allocated.

          1.24 "EMPLOYER AFTER-TAX MATCHING CONTRIBUTIONS" shall mean
               -------------------------------------------
contributions made by a Participating Company under the Prior Plan and allocated as of a date before January 1, 1995, on behalf of a Participant who is a Resident of Puerto Rico, by reason of such Participant's Employee After-Tax Contributions to the Prior Plan.

          1.25 "EMPLOYER MATCHING CONTRIBUTION ACCOUNT" shall mean the Account
               ----------------------------------------
established by the Committee for each Participant (other than for Residents of Puerto Rico), which Account shall be invested as provided in Article V on behalf of the Participant for whom such Account was established, and to which Employer Matching Contributions and transferred assets credited under Section 3.3 ("Employer Matching Contributions") of the Prior Plan as of January 1, 1995, on behalf of such Participant, and the earnings and losses thereon, shall be allocated.

          1.26 "EMPLOYER MATCHING CONTRIBUTIONS" shall mean contributions made
               ---------------------------------
by a Participating Company on behalf of a Participant (other than Residents of Puerto Rico) by reason of such Participant's Base Contributions to the Plan, as provided in Section 3.3.

          1.27 "EMPLOYER PROFIT-SHARING CONTRIBUTION ACCOUNT" shall mean the
               ---------------------------------------------
Account established by the Committee for each Participant (other than for Residents of Puerto Rico), which Account shall be invested as provided in
Article V on behalf of the Participant for whom such Account was established, and to which Employer Profit-Sharing Contributions and transferred assets credited under Section 3.5 ("Employer Profit-Sharing Contribution") of the Prior Plan as of January 1, 1995, on behalf of such Participant, and the earnings and losses thereon, shall be allocated.

          1.28 "EMPLOYER PROFIT-SHARING CONTRIBUTIONS" shall mean contributions
               ---------------------------------------
made by a Participating Company on behalf of a Participant (other than Residents of Puerto Rico) under Section 3.4.

          1.29 "EMPLOYMENT COMMENCEMENT DATE" shall mean the day on which an
               ------------------------------
Employee first performs an hour of service (within the meaning of 29 CFR (S) 2530.200b-2(a)(1)) for an Employer.

          1.30 "ERISA" shall mean the Employee Retirement Income Security Act of
               -------
1974, as amended.

          1.31 "FUND" shall mean Fund A, B, C, D, E, F, or G as described in
               ------
Section 5.2.

          1.32 "HIGHLY COMPENSATED EMPLOYEE" shall mean any highly compensated
               -----------------------------
active Employee or highly compensated former Employee, determined under the following provisions of this Section 1.32.

               (a)  ACTIVE EMPLOYEE.
                    ---------------

                    (1) A highly compensated active Employee is any Employee who performs services for the Employer during the determination year (i.e., the Plan Year for which the determination is being made) and who, during the look-back year (also the Plan Year for which the determination is being made if the Employer has elected to determine the testing period under Section 1.32(c)(1) for that Plan Year):

                         (i) Received compensation from the Employer in excess of $75,000 (as adjusted by the Adjustment Factor);

                         (ii) Received compensation from the Employer in excess of $50,000 (as adjusted by the Adjustment Factor) and was a member of the top-paid group; or

                         (iii) Was an officer of the Employer and received compensation greater than 50 percent of the dollar limitation in effect under section 415(b)(1)(A) of the Code for such look-back year.

          If no officer has satisfied the compensation requirement of Section 1.32(a)(1)(iii) above during either a determination year or a look-back year, then the highest-paid officer for such year shall be treated as a highly compensated active Employee.

                    (2) A highly compensated active Employee is also any Employee who would be described in Section 1.32(a)(1)(i), (ii), or
          (iii) if the term "determination year" were substituted for the term "look-back year" and who was one of the 100 Employees who received the greatest compensation from the Employer during the determination year.

                    (3) A highly compensated active Employee is also any Employee who is a five-percent owner at any time during the look-back year or determination year.

               (b)  FORMER EMPLOYEE.  A highly compensated former Employee is
                    ---------------
     any Employee who separated from service (or was deemed to have separated from service) prior to the determination year, who performs no service for the Employer during the determination year, and who was a highly compensated active Employee for either the separation year or any determination year ending on or after such Employee's 55th birthday.

               (c)  TESTING PERIOD.  For purposes of this Section 1.32, the
                    ---------------
     testing period shall be either (1) or (2) below as the Sponsoring Company shall elect for any Plan Year:

                    (1) The calendar year (i.e., the Plan Year for which the deter-mination is being made) shall be the look-back year and, because the Plan Year is the calendar year and the determination year is the same as the look-back year, a separate determination year shall not be required, in accordance with Q&A-14(b) of Treas. Reg. (S) 1.414(q)-1T; or

                    (2) The determination year shall be the Plan Year for which the determination is being made, and the look-back year shall be the 12-month period immediately preceding the determination year.

               The election made under this Section 1.32(c) for any Plan Year with respect to this Plan shall apply with respect to all plans, entities, and arrangements of the Employer.

               (d)  COMPENSATION.  For purposes of this Section 1.32,
                    -------------
     compensation shall mean compensation as described in section 414(q)(7) of the Code.

          If an Employee is, during a determination year or look-back year, a family member

(within the meaning of section 414(q)(6) of the Code) of either a five-percent owner who is an active or former Employee or a highly compensated Employee who is one of the ten most highly compensated Employees ranked on the basis of compensation paid by the Employer during such year, then the family member and the five-percent owner or top-ten highly compensated Employee shall be aggregated. In such case, the family member and five-percent owner or top-ten Highly Compensated Employee shall be treated as a single Employee receiving compensation and plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the family member and five-percent owner or top-ten highly compensated Employee. For purposes of this Section 1.32, "family member" includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

          The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers, and the compensation that is taken into account, shall be made in accordance with section 414(q) of the Code and Treasury regulations thereunder.

          1.33 "HOUR OF SERVICE" shall mean an hour of service determined as
               -----------------
follows:

               (a)  GENERAL RULE.  An "Hour of Service" shall mean:
                    ------------

                    (1) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Employer;

                    (2) Each hour for which an Employee is paid, or entitled to payment, by an Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence (including a leave of absence under the Family Medical Leave Act);

                    (3) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer, provided that the same Hours of Service shall not be credited under
          Section 1.33(a)(1) or Section 1.33(a)(2) and under this Section 1.33(a)(3).

               (b)  EXCEPTIONS.  Notwithstanding Section 1.33(a)(2):
                    ----------

                    (1) No more than 501 Hours of Service shall be credited under Section 1.33(a)(2) to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single Computation Period);

                    (2) Hours of Service shall not be credited under Section 1.33(a)(2) to an Employee for payments made or due under a plan maintained solely for the purpose of complying with any applicable workers' compensation, unemployment compensation or disability insurance laws;

                    (3) Hours of Service shall not be credited under Section 1.33(a)(2) to an Employee for any payment which solely reimburses him for medical or medically related expenses he has incurred; and

                    (4) Hours of Service shall not be credited under Section 1.33(a)(2) to an Employee for any payments made or due to him under this Plan or any other pension or profit-sharing plan maintained by an Employer.

               (c)  MATERNITY OR PATERNITY LEAVE.  Solely for purposes of
                    ----------------------------
     determining whether a One-Year Break in Service for participation and vesting has occurred in a Computation Period, an Employee who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such Employee but for such absence, or, in any case in which such Hours of Service cannot be determined, eight Hours of Service per day of such absence. For purposes of this Section 1.33(c), an absence from work for maternity or paternity reasons means an absence:

                    (1)  By reason of the pregnancy of the Employee;

                    (2)  By reason of a birth of a child of the Employee;

                    (3) By reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee; or

                    (4) For purposes of caring for such child for a period beginning immediately following such birth or placement.

     The Hours of Service credited under this Section 1.33(c) shall be credited
     (i) in the Computation Period in which the absence begins if the crediting is necessary to prevent a One-Year Break In Service in that Computation Period, or (ii) in all other cases, in the following Computation Period.

               (d)  OTHER RULES.
                    -----------

                    (1) In the case of a payment which is made, or due, on account of a period during which an Employee performs no duties, and which results in the crediting of Hours of Service under Section 1.33(a)(2), or in the case of an award or agreement for back pay, to the extent that such award or agreement is made with respect to a period described in Section 1.33(a)(2), the number of Hours of Service to be credited shall be determined in accordance with 29 CFR (S) 2530.200b-2(b).

                    (2) Hours of Service described in Section 1.33(a)(1) shall be credited to the Employee for the Computation Period in which the duties are performed. Hours of Service under Section 1.33(a)(2) shall be calculated and credited to Computation Periods in accordance with 29 CFR (S) 2530.200b-2 which is incorporated herein by this reference. Hours of Service under Section 1.33(a)(3) shall be credited to the Employee for the Computation Period(s) to which the award or agreement pertains rather than to the Computation Period in which the award, agreement or payment is made.

                    (3) This Section 1.33 shall not be construed so as to alter, amend, modify, invalidate, impair or supersede any law of the United States or any rule or regulation issued under any such law. The nature and extent of credit for Hours of Service recognized under this
          Section 1.33 shall be determined under such law.

                    (4) In the case of an Employee who is on leave of absence for service on active duty in the Armed Forces of the United States, such Employee shall receive upon return to the service of an Employer, in addition to credit for Hours of Service to which such Employee is entitled under this Section 1.33, such other credit as may be prescribed by Federal laws relating to military service and veterans' reemployment rights.

                    (5) Except as otherwise provided in Section 1.33(c), the number of Hours of Service to be credited to an Employee in a Computation Period shall be determined in the following manner:

                         (A) In the case of an Employee for whom an Employer
               maintains records of his hours worked and hours for which payment is made or due, the number of Hours of Service to be credited to such Employee in a Computation Period shall be determined from such records.

                         (B) In the case of an Employee for whom an Employer
               does not maintain records of his hours worked and hours for which payment is made or due, the number of Hours of Service to be credited to such Employee in a Computation Period shall be determined on the basis of periods of employment which shall be the payroll periods of such Employer applicable to such Employee. An Employee shall be credited with a number of Hours of Service, determined in accordance with the following table, for each of his payroll periods in which he actually has at least one Hour of
               Service:

                    PAYROLL PERIOD                HOURS OF SERVICE CREDITED
                    --------------                -------------------------
                         Daily                              10
                         Weekly                             45
                         Semimonthly                        95
                         Monthly                           190

          1.34 "LEASED EMPLOYEE" shall mean any person (other than an employee
               -----------------
of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, provided such services are of a type historically performed by employees in the business field of the recipient employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

          A Leased Employee shall not be considered an employee of the recipient if:

               (a) Such employee is covered by a money purchase pension plan providing:

                    (1) A nonintegrated employer contribution rate of at least ten percent of compensation, as defined in section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under section 125, 402(e)(3), 402(h)(1)(B) or 403(b) of the Code;

                    (2)  Immediate participation; and

                    (3)  Full and immediate vesting; and

               (b) Leased Employees do not constitute more than 20 percent of the recipient's nonhighly compensated workforce.

          1.35 "LIMITATION COMPENSATION" shall mean wages within the meaning of
               -------------------------
section 3401(a) of the Code for purposes of income tax withholding at the source, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or services performed (such as the exception for agricultural labor in section 3401(a)(2) of the Code).

          For purposes of this Section 1.35, Limitation Compensation for a Limitation Year shall only include compensation actually paid or made available in gross income during such Limitation Year.

          1.36 "NONRESIDENT ALIEN" shall mean any nonresident alien (within the
               -------------------
meaning of section 7701(b)(1)(B) of the Code) who receives no earned income (within the meaning of section 911(d)(2) of the Code) which constitutes United States source income (within the meaning of section 861(a)(3) of the Code) all as described in Treas. Reg. (S) 1.410(b)-6(c)(1).

          1.37 "NORMAL RETIREMENT AGE" shall mean age 65.
               -----------------------

          1.38 "NORMAL RETIREMENT DATE" shall mean the first day of the month
               ------------------------
coincident with or next following an Employee's attainment of Normal Retirement Age.

          1.39 "ONE-YEAR BREAK IN SERVICE" shall mean a Computation Period
               ---------------------------
during which a Participant has not completed more than 500 Hours of Service.

          1.40 "PARTICIPANT" shall mean an Employee participating in the Plan in
               -------------
accordance with the provisions of Article II.

          1.41 "PARTICIPATING COMPANY" shall mean the Sponsoring Company and any
               -----------------------
Affiliated Company that adopts the Plan for the benefit of its employees pursuant to Article XV.

          1.42 "PAYROLL PERIOD" shall mean the interval between pay days as
               ----------------
established by a Participating Company.

          1.43 "PLAN" shall mean the SMS RETIREMENT SAVINGS PLAN, effective as
               ------
of January 1, 1995.

          1.44 "PLAN YEAR" shall mean a period of 12 consecutive calendar months
               -----------
beginning on January 1 of each year during which the Plan is in effect.

          1.45 "PRIOR ESOP" shall mean the Shared Medical Systems Corporation
               ------------
Employee Stock Ownership and Savings Plan as in effect prior to its amendment and restatement as the SHARED MEDICAL SYSTEMS CORPORATION RETIREMENT AND SAVINGS PLAN, effective January 1, 1989 (name changed to SHARED MEDICAL SYSTEMS CORPORATION RETIREMENT SAVINGS PLAN, effective January 1, 1994).

          1.46 "PRIOR PLAN" shall mean the SHARED MEDICAL SYSTEMS CORPORATION
               ------------
RETIREMENT SAVINGS PLAN, as amended and restated effective January 1, 1989 (name changed to the SHARED MEDICAL SYSTEMS CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN, effective January 1, 1995).

          1.47 "PROFIT-SHARING PLAN" shall mean the SHARED MEDICAL SYSTEMS
               ---------------------
CORPORATION PROFIT-SHARING PLAN as in effect prior to January 1, 1990. Effective January 1, 1990, the Profit-Sharing Plan was merged into the Prior Plan.

          1.48 "QUALIFIED DOMESTIC RELATIONS ORDER" shall mean any judgment,
               ------------------------------------
decree or order (including approval of a property settlement agreement) which relates to the provision of child support, alimony payment or marital property rights to a spouse, former spouse, child or other dependent of a Participant, is made pursuant to a state domestic relations law, and satisfies the requirements of section 414(p) of the Code.

          1.49 "QUARTER" shall mean any Plan Year (calendar year) quarter.
               ---------

          1.50 "RESIDENT OF PUERTO RICO" shall mean an individual who is a
               -------------------------
Puerto Rican resident employed by a Participating Company in Puerto Rico.

          1.51 "SALARY REDUCTION AGREEMENT" shall mean an agreement in writing
               ----------------------------
executed by a Participant on the form provided by the Committee to the Participant for use in designating the amount of his Base Contributions.

          1.52 "SPONSORING COMPANY" shall mean SHARED MEDICAL SYSTEMS
               --------------------
CORPORATION.

          1.53 "SUMMER EMPLOYEE" shall mean a college student enrolled in a
               -----------------
degree program or a high school graduate who is matriculating in a degree program who assumes temporary employment with an Employer during the summer months but only if such Employee does not complete more than 999 Hours of Service in the Computation Period commencing on such Employee's Employment Commencement Date or the anniversaries of such Employment Commencement Date or in any other applicable Computation Period.

          1.54 "SUPPLEMENTAL CONTRIBUTION ACCOUNT" shall mean the Account
               -----------------------------------
established by the Committee for each Participant who made Supplemental Contributions under the Prior ESOP, which Account shall be invested as provided in Article V on behalf of the Participant for whom such Account was established under the Prior ESOP, and to which transferred assets credited under Section 3.2 ("Supplemental Contributions") of the Prior Plan as of January 1, 1995, on behalf of such Participant, and the earnings and losses thereon, shall be allocated.

          1.55 "SUPPLEMENTAL CONTRIBUTIONS" shall mean Supplemental
               ----------------------------
Contributions made by a Participant under the Prior ESOP before January 1, 1989.

          1.56 "TEMPORARY EMPLOYEE" shall mean an Employee who is hired for a
               --------------------
limited period of no more than 12 consecutive months but only if such Employee does not complete more than 999 Hours of Service in the Computation Period commencing on such Employee's Employment Commencement Date or the anniversaries of such Employment Commencement Date or in any other applicable Computation Period.

          1.57 "TRUST" shall mean the trust maintained pursuant to the Plan.
               -------

          1.58 "TRUST AGREEMENT" shall mean an agreement between a Trustee and
               -----------------
the Sponsoring Company entered into for the purpose of holding, managing, and administering under the Trust all property held by the Trustee for the exclusive benefit of Participants and their Beneficiaries under the Plan.

          1.59 "TRUSTEE" shall mean THE VANGUARD FIDUCIARY TRUST COMPANY, or its
               ---------
duly appointed successor.

          1.60 "UNION EMPLOYEE" shall mean any Employee who is included in a
               ----------------
unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between a Participating Company or an Affiliated Company and a bargaining representative of such person, if there is evidence that retirement benefits were the subject of good faith bargaining between such bargaining representative and the Participating Company or Affiliated Company.

          1.61 "VALUATION DATE" shall mean March 31, June 30, September 30, and
               ----------------
December 31 of each Plan Year and such other date or dates as the Committee shall direct on a nondiscriminatory basis.

          1.62 "VESTED ACCRUED BENEFIT" shall mean that portion of a
               ------------------------
Participant's Accrued Benefit which has become nonforfeitable under the Plan and which, as of January 1, 1995, shall be no less than the Participant's Vested Accrued Benefit under the Prior Plan, excluding amounts credited to the Participant's Employer PAYSOP Contribution Account, as of December 31, 1994.

          1.63 "VESTING COMPUTATION PERIOD" shall mean the Computation Period
               ----------------------------
measured by the Plan Year, including 12-consecutive-month periods beginning on any January 1 prior to establishment of the Plan. Years of Vesting Service and One-Year Breaks in Service for vesting shall be measured by the Vesting Computation Period.

          1.64 "YEAR OF CREDITED SERVICE" shall mean any Accrual Computation
               --------------------------
Period during which a Participant has completed not less than 1,000 Hours of Service with the Participating Companies; provided, however, that in determining a Participant's Years of Credited Service, any period which is not required to be taken into account in determining such Participant's Years of Vesting Service under Section 1.65 shall be disregarded.

          1.65 "YEAR OF VESTING SERVICE" shall mean any Vesting Computation
               -------------------------
Period during which an Employee has completed not less than 1,000 Hours of Service with the Employers; provided, however, that Hours of Service with an Affiliated Company shall be counted only during the period in which the Affiliated Company was an Affiliated Company; and further provided that if an Employee is reemployed by an Employer following five consecutive One-Year Breaks in Service, and such Employee had no vested interest in his Accrued Benefit derived from Employer contributions prior to such One-Year Breaks in Service and the number of consecutive One-Year Breaks in Service equals or exceeds the aggregate Years of Vesting Service completed prior to such One-Year Breaks in Service, such Years of Vesting Service completed prior to such One-Year Breaks in Service shall be disregarded.

          For purposes of this Section 1.65, (a) the Years of Vesting Service with respect to any period ending on or before December 31, 1988, of any person who, on January 1, 1989, was a participant in the Profit-Sharing Plan shall not be less than his Years of Service under the Profit-Sharing Plan as in effect on such date, and (b) the Years of Vesting Service with respect to any period ending on or before December 31, 1994, of any Participant who, on December 31, 1994, was a participant in the Prior Plan, shall not be less than his Years of Vesting Service under the Prior Plan as in effect on such date.

                                  ARTICLE II
                                 PARTICIPATION
                                 -------------

          2.1  ELIGIBILITY REQUIREMENTS.
               ------------------------

               (a)  BASE CONTRIBUTIONS AND EMPLOYER MATCHING CONTRIBUTIONS.  Any
                    ------------------------------------------------------
     individual who was a Participant in the Prior Plan on December 31, 1994, with respect to Base Contributions and Employer Matching Contributions shall become a Participant in the Plan on January 1, 1995, with respect to such Contributions, provided he is in the service of a Participating Company as an Eligible Employee on January 1, 1995. Any Eligible Employee of a Participating Company who was not a Participant in the Prior Plan on December 31, 1994, and who is not a Resident of Puerto Rico, shall be eligible to participate in, and shall become a Participant in, the Plan, with respect to Base Contributions and Employer Matching Contributions, as of such Employee's Employment Commencement Date. However, in order to be eligible to make Base Contributions to the Plan and to receive any Employer Matching Contributions with respect thereto, the Eligible Employee must complete and file with the Committee a Salary Reduction Agreement before the first day of the Payroll Period for which the Salary Reduction Agreement is first effective in accordance with the procedures set forth in
     Section 3.1. Notwithstanding any other provision of the Plan, no Resident of Puerto Rico shall be eligible to participate in the Plan with respect to Base Contributions and Employer Matching Contributions.

               (b)  EMPLOYER PROFIT-SHARING CONTRIBUTIONS.  Any Eligible
                    -------------------------------------
     Employee of a Participating Company who was a Participant in the Prior Plan on December 31, 1994, with respect to Employer Profit-Sharing Contributions shall become a Participant in the Plan on January 1, 1995, with respect to such Contributions, provided he is in the service of a Participating Company as an Eligible Employee on January 1, 1995. Any Eligible Employee of a Participating Company who was not a Participant in the Prior Plan on December 31, 1994, and who is not a Resident of Puerto Rico, shall be eligible to participate in, and shall become a Participant in, the Plan, with respect to Employer Profit-Sharing Contributions, on the January 1 coincident with or immediately following such Employee's Employment Commencement Date, provided he is an Eligible Employee on such January 1. Notwithstanding any other provision of the Plan, no Resident of Puerto Rico shall be eligible to participate in the Plan with respect to Employer Profit-Sharing Contributions.

               (c)  UNION EMPLOYEES.  Notwithstanding the foregoing, any
                    ---------------
     Employee who is covered under the terms and conditions of a collective bargaining agreement to which a Participating Company is a party shall be eligible to be a Participant if such collective bargaining agreement provides for the participation of such individual in this Plan.

          2.2  DURATION OF PARTICIPATION.  After an Employee becomes a
               -------------------------
Participant in the Plan, the Employee's participation shall continue until the earlier of:

               (a) The Participant's death, retirement, Disability, or other termination of employment with the Participating Company; or

               (b) The Participant's ceasing to satisfy the eligibility requirements of Section 2.1.

          Although a Participant otherwise eligible to participate in the Plan shall continue to participate in the Plan, such Participant shall not be eligible to make Base Contributions and to receive Employer Matching Contributions with respect thereto during the suspension of the Participant's Base Contributions under Section 3.1(d).

          2.3  RESUMPTION OF ELIGIBILITY FOR BASE CONTRIBUTIONS AND EMPLOYER
               -------------------------------------------------------------
MATCHING CONTRIBUTIONS.  A former Participant in this Plan or the Prior Plan who
----------------------
satisfies the eligibility requirements set forth in Section 2.1 shall again become eligible to make Base Contributions and to receive Employer Matching Contributions on the first day of the Payroll Period coincident with or next following the date on which he files a new Salary Reduction Agreement with the Committee or its designated agent, provided that a Participant whose Base Contributions have been suspended under Section 3.1(d) may not again become eligible to make Base Contributions and receive Employer Matching Contributions until the first day of the Benefits Selection Period next following such suspension.

          2.4  ADDITIONAL RULES RELATING TO PLAN PARTICIPATION.
               ------------------------------------------------

               (a)  REHIRED FORMER PARTICIPANTS OR FORMER EMPLOYEES.  A former
                    -----------------------------------------------
     Participant in this Plan or the Prior Plan or former Employee who meets the eligibility requirements of Section 2.1 (other than the requirement that he be employed on January 1) shall become a Participant immediately upon his return to the employ of a Participating Company if he is then an Eligible Employee.

               (b)  PARTICIPANTS WHO BECOME INELIGIBLE EMPLOYEES.  In the event
                    --------------------------------------------
     a Participant in this Plan or the Prior Plan becomes ineligible to participate because he is no longer an Eligible Employee, such Employee shall participate immediately upon his again becoming an Eligible Employee.

               (c)  INELIGIBLE EMPLOYEES WHO BECOME ELIGIBLE.  In the event an
                    ----------------------------------------
     Employee who is not an Eligible Employee becomes an Eligible Employee, such Employee shall participate immediately, if such Employee has satisfied the eligibility requirements and would have previously become a Participant in this Plan or the Prior Plan had he been an Eligible Employee.


                                  ARTICLE III
                                 CONTRIBUTIONS
                                 -------------

          3.1  BASE CONTRIBUTIONS.
               ------------------

               (a)  AMOUNT OF CONTRIBUTIONS.  Subject to the limitations imposed
                    -----------------------
     in Article IV, a Participant (other than a Resident of Puerto Rico) may elect, by filing a Salary Reduction Agreement with the Committee or its designated agent, to have Base Contributions equal to any whole percentage from one percent to 15 percent of his Compensation for such Plan Year made
     to the Plan on his behalf.   In no event, however, shall such Base
     Contributions, when added to any Elective Deferrals (within the meaning of Section 3.10(c)(1)) under any other qualified plan of the Employer exceed the dollar limitation contained in section 402(g) of the Code in effect at the beginning of the Participant's taxable year in which such Base Contribution or other Elective Deferrals are made (i.e., $7,000, as adjusted pursuant to section 402(g)(5) of the Code for such taxable year).

               (b)  MANNER OF MAKING CONTRIBUTIONS.  The Participant shall
                    ------------------------------
     designate on his Salary Reduction Agreement the percentage of his Compensation which shall be withheld by the Participating Company at the end of each Payroll Period as a Base Contribution. Such Base Contribution shall be paid by the Participating Company to the Trustee as soon as possible after the end of each calendar month. Participants may also elect to make lump-sum Base Contributions by payroll deduction during the second and fourth quarters of any Plan Year, but not more than twice in any Plan Year; provided, however, that such election applies only to amounts not yet earned at the time of such election, and that the total of the Base Contributions for a Participant for a Plan Year does not exceed the amount determined under Section 3.1(a). All Base Contributions made on behalf of a Participant must be contributed to the Plan within 90 days of the date on which they would otherwise have been paid to the Participant, but in no event later than 30 days after the end of the Plan Year for which such Base Contributions are made.

               (c)  INCREASE IN CONTRIBUTIONS.  A Participant may increase the
                    -------------------------
     percentage of his Compensation designated under Section 3.1(a) by filing written notice of such change on a form provided by the Committee during a Benefits Selection Period; provided, however, no more than one such increase shall be permitted in any calendar quarter. Such change shall take effect within a reasonable period of time following such filing.

               (d)  DECREASE IN OR SUSPENSION OF CONTRIBUTIONS.  A Participant
                    ------------------------------------------
     may decrease the percentage of his Compensation designated under Section 3.1(a) or may suspend the making of Base Contributions as of the first day of any Payroll Period by filing written notice of such change on a form provided by the Committee not less than 15 days prior to the effective date of a decrease or 30 days prior to the effective date of a suspension; provided, however, no more than one such decrease shall be permitted in any calendar quarter; and further provided, that the number of suspensions shall not be limited.

          3.2  SUPPLEMENTAL CONTRIBUTIONS.  No Supplemental Contributions shall
               --------------------------
be permitted. Effective January 1, 1989, no Supplemental Contributions were permitted under the Prior Plan.

          3.3  EMPLOYER MATCHING CONTRIBUTIONS.  The Participating Companies
               -------------------------------
shall, for each Payroll Period, subject to the limitations of Article IV, make Employer Matching Contributions on behalf of each Participant (other than Residents of Puerto Rico) who has elected to make Base Contributions for such Payroll Period in an amount to be determined annually by the Board of Directors of the Sponsoring Company based upon the amount of such Participant's Base Contributions. Employer Matching Contributions for any Plan Year shall be paid to the Trustee no later than the due date (including extensions of time) for filing the Participating Company's Federal income tax return for the taxable year which ends with or within such Plan Year.

          3.4  EMPLOYER PROFIT-SHARING CONTRIBUTION.  Each Participating Company
               ------------------------------------
shall make an Employer Profit-Sharing Contribution for each Plan Year in such amount (if any) as its Board of Directors shall determine in its sole discretion. Such Contribution shall be allocated to the Employer Profit-Sharing Contribution Account of each Participant (other than Residents of Puerto Rico) who is in the employ of a Participating Company on December 31 of such Plan Year, in an amount equal to such Employer Profit-Sharing Contribution multiplied by a fraction, the numerator of which is the Participant's Compensation for the Plan Year and the denominator of which is the total Compensation for the Plan Year of all Participants in the employ of a Participating Company on December 31 of such Plan Year (other than Residents of Puerto Rico). Such Contribution shall be paid to the Trustee no later than the due date (including extensions of time) for filing the Participating Company's Federal income tax return for the taxable year which ends with or within the Plan Year for which such Contribution is made.

          3.5  DEDUCTIBILITY LIMITATION.  Notwithstanding the preceding
               ------------------------
provisions of this Article III, Base Contributions, Employer Matching Contributions, and Employer Profit-Sharing Contributions shall be made to the Plan on behalf of a Participant for any Plan Year only to the extent such Base Contributions, Employer Matching Contributions, and Employer Profit-Sharing Contributions are deductible by the Participating Company under section 404 of the Code for the taxable year of the Participating Company which ends with or within such Plan Year.

          3.6  TYPE OF PLAN AND PROFITS REQUIREMENT.
               ------------------------------------

               (a)  PROFITS NOT REQUIRED.  Base Contributions, Employer Matching
                    --------------------
     Contributions, and Employer Profit-Sharing Contributions may be made on behalf of a Participant without regard to the Participating Company's current or accumulated earnings and profits for the taxable year or years ending with or within the Plan Year.

               (b)  TYPE OF PLAN.  Pursuant to section 401(a)(27) of the Code,
                    ------------
     the Plan is designated as a profit-sharing plan.

          3.7  ROLLOVER CONTRIBUTIONS.
               ----------------------

               (a)  CREDITING ROLLOVER CONTRIBUTIONS.  Any Participant (other
                    --------------------------------
     than a Resident of Puerto Rico) may, with the Committee's approval, or in accordance with procedures established by the Committee, make a Rollover Contribution (as defined in Section 3.7(b)). The Trustee shall credit the amount of any Rollover Contribution to the Participant's Base Contribution Account as of the date the Rollover Contribution is made. A Rollover Contribution shall be fully vested on the date of contribution. The limitations of Article IV shall not apply to Rollover Contributions. All Rollover Contributions shall be in cash and/or other property acceptable to the Trustee.

               (b)  DEFINITION OF "ROLLOVER CONTRIBUTION".  "Rollover
                    ------------------------------------
     Contributions" mean eligible rollover distributions within the meaning of section 402(c)(4) or section 402(f)(2) of the Code, provided such eligible rollover distributions are transferred to the Plan within 60 days of the date received by the Participant. "Rollover Contributions" shall also mean such eligible rollover distributions within the meaning of section 402(f)(2)(A) and which are made in the form of a direct trustee-to-trustee transfer described in section 401(a)(31) of the Code.

               (c)  TREATMENT OF ROLLOVER CONTRIBUTIONS.  Except with respect to
                    -----------------------------------
     the limitations of Article IV, Rollover Contributions shall be treated in the same manner as Base Contributions.

          3.8  DIRECT TRANSFERS OF ASSETS FROM OTHER PLANS PROHIBITED.  No
               ------------------------------------------------------
direct or indirect transfers of assets from other plans to this Plan shall be permitted other than (a) Rollover Contributions as described in Section 3.7, and
(b) the transfer from the Prior Plan as of January 1, 1995, of assets attributable to Base Contributions, Supplemental Contributions, Employer Profit-Sharing Contributions, Employer Matching Contributions, Employee After-Tax Contributions and Employer After-Tax Matching Contributions made under the Prior Plan.

          3.9  TRANSFERS OF ACCOUNTS TO OTHER QUALIFIED PLANS.  Upon the request
               ----------------------------------------------
of a Participant who has terminated his employment with all the Participating Companies, or in accordance with procedures established by the Committee, the Trustee shall transfer all amounts held in the Plan for the account of such Participant to another plan or plans, provided such other plan or plans meet the requirements of section 401(a) of the Code and such other plan or plans are maintained by the employer of such Participant and further provided that any such request is accompanied by an acceptance letter from the trustee of the transferee plan or plans. Neither the Trustee nor the Committee shall have any further liability under this Plan with respect to amounts so transferred.

          3.10 DISTRIBUTION OF EXCESS ELECTIVE DEFERRALS.
               -----------------------------------------

               (a)  IN GENERAL.  A Participant may assign to this Plan any
                    ----------
     Excess Elective Deferrals made during a taxable year of such Participant by notifying the Committee in the manner provided below during the taxable year such Excess Elective Deferrals are made or on or before the March 1 immediately following such taxable year of the amount of the Excess Elective Deferrals to be assigned to the Plan. A Participant shall be deemed to notify the Committee of any Excess Elective deferrals that arise by taking into account only those Elective Deferrals made to this Plan and any other plans of the Employer.

               Notwithstanding any other provision of this Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 of each year to any Participant to whose account Excess Elective Deferrals were assigned for the preceding taxable year of such Participant and who claims Excess Elective Deferrals for such taxable year.

               (b)  CLAIMS.  The Participant's claim shall be in writing; shall
                    ------
     be submitted to the Committee no later than March 1; shall specify the Participant's Excess Elective Deferrals which the Participant assigns to this Plan for the year of such Deferrals or the preceding taxable year of such Participant (which shall not exceed the amount of the Participant's Elective Deferrals under this Plan for such taxable year); and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Elective Deferrals, when added to other Elective Deferrals made on behalf of the Participant, will exceed the limit imposed on the Participant by section 402(g) of the Code for the taxable year of the Participant for which such Elective Deferrals were made.

               (c)  DEFINITIONS.  The following additional definitions apply to
                    -----------
     this Section 3.10:

                    (1)  "ELECTIVE DEFERRALS" shall mean any employer
                         --------------------
          contributions (e.g., Base Contributions) made to a plan at the election of the Participant, in lieu of cash compensation, and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year of a Participant, such Participant's Elective Deferrals are the sum of all employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in section 401(k) of the Code, any simplified employee pension cash or deferred arrangement as described in section 402(h)(1)(B) of the Code, any eligible deferred compensation plan under section 457 of the Code, or any plan described under section 501(c)(18) of the Code, and any employer contributions made on the behalf of a Participant for the purchase of an annuity contract under section 403(b) of the Code pursuant to a salary reduction agreement. Elective Deferrals shall not include any deferrals properly distributed as excess Annual Additions.

                    (2)  "EXCESS ELECTIVE DEFERRALS" shall mean those Elective
                         ---------------------------
          Deferrals that are includible in a Participant's gross income under section 402(g) of the Code to the extent such Elective Deferrals for a taxable year exceed the dollar limitation under such Code section. Excess Elective Deferrals distributed under Section 3.10 no later than the first April 15 following the close of the Participant's taxable year shall NOT be treated as Annual Additions for purposes of Section
                     ---
          4.1(h). Otherwise, Excess Elective Deferrals shall be treated as Annual Additions under Section 4.1(h).

               (d)  DETERMINATION OF INCOME OR LOSS.  Excess Elective Deferrals
                    -------------------------------
     shall be
     adjusted for any income or loss for the Plan Year in which such Excess Deferrals arose in the same manner as described in Section 5.5. The income or loss allocable to the period between the end of the Plan Year in which such Excess Elective Deferrals arose and the date of distribution shall be disregarded.

               (e)  FORFEITURE OF EMPLOYER MATCHING CONTRIBUTIONS.  Employer
                    ---------------------------------------------
     Matching Contributions shall be forfeited if the contributions to which they relate are Excess Elective Deferrals, Excess Contributions or Excess Aggregate Contributions (except as otherwise provided in Section 4.9) and shall be used to reduce future Employer Matching Contributions.

          3.11 RETURN OF EMPLOYER CONTRIBUTIONS.
               --------------------------------

               (a)  EXCLUSIVE BENEFIT RULE; EXCEPTIONS THERETO.  The Trust
                    ------------------------------------------
     assets shall be held by the Trustee for the exclusive purpose of providing benefits to Participants in the Plan and their Beneficiaries and defraying reasonable expenses of administering the Plan. No part of the Trust Fund shall at any time inure to the benefit of a Participating Company; provided, however, that Base Contributions, Employer Profit-Sharing Contributions, and Employer Matching Contributions to the Trust shall be refunded to a Participating Company, to the extent such refunds do not, in themselves, deprive the Plan of its qualified status, under the following circumstances and subject to the following limitations:

                    (1)  DISALLOWANCE OF DEDUCTION.  To the extent that a
                         -------------------------
          Federal income tax deduction is claimed by a Participating Company and is disallowed by the Internal Revenue Service for any Base Contribution, Employer Profit-Sharing Contribution, or Employer Matching Contribution, the Trustee shall refund to such Participating Company the amount so disallowed, upon presentation of evidence of disallowance and a demand by the Participating Company for such refund. Demand and repayment must be effected within one year after the date of disallowance.

                    (2)  MISTAKE OF FACT.  In the case of a Base Contribution,
                         ---------------
          Employer Profit-Sharing Contribution, or Employer Matching Contribution which is made, in whole or in part, by reason of a mistake of fact (for example, incorrect information as to the eligibility or Compensation of a Participant, or a mathematical error), so much of such Base Contribution, Employer Profit-Sharing Contribution, or Employer Matching Contribution as is attributable to the mistake of fact shall be returned to the Participating Company on demand, upon presentation to the Trustee of evidence of the mistake of fact and calculations as to the impact of such mistake. Demand and repayment must be effected within one year after the date of payment of the Base Contribution, Employer Profit-Sharing Contribution, or Employer Matching Contribution to which the mistake applies.

               (b)  REFUND TO BE DEDUCTED AS INVESTMENT LOSS WITH CERTAIN
                    -----------------------------------------------------
     EXCEPTIONS.  In the event that any refund is paid to a Participating
     ----------
     Company hereunder, such refund shall be made without interest and shall be deducted from the Base Contribution, Employer Profit-Sharing Contribution, and Employer Matching Contribution Accounts of the Participants as an investment loss except to the extent that the amount of the refund can be attributed to one or more specific Participants (as in the case of certain mistakes of fact and disallowances of Compensation resulting in reduction of deductible Base Contributions, Employer Profit-Sharing Contributions, or Employer Matching Contributions) in which case the amount of the refund attributable to each such Participant's Base Contribution, Employer Profit-Sharing Contribution, or Employer Matching Contribution Account shall be deducted directly from such Base Contribution, Employer Profit-Sharing Contribution, or Employer Matching Contribution Account.

               (c)  LIMITATIONS ON REFUNDS.  Notwithstanding any other
                    ----------------------
     provisions of this Section 3.11, no refund shall be made to a Participating
     Company:

                    (1) To the extent such refund is specifically chargeable to the Base Contribution, Employer Profit-Sharing Contribution, or Employer Matching

          Contribution Account(s) of any Participant(s) in excess of 100 percent of the amount in such Account(s);

                    (2) If the amount otherwise subject to refund hereunder has been distributed to Participants and/or their Beneficiaries (in which case the Participating Company shall have a claim directly against the distributees to the extent of the refund to which it is entitled);

                    (3) To the extent the amount is not in excess of the amount which would have been contributed had no mistake of fact or mistake in determining the deduction occurred (in which case the amount subject to refund shall be limited to the excess of (i) the amount of the Base Contribution, Employer Profit-Sharing Contribution, or Employer Matching Contribution, over (ii) the amount that the Employer would have contributed had there not occurred a mistake of fact or a mistake in determining the amount of the deduction);

                    (4) Of earnings attributable to the excess Base Contribution, Employer Profit-Sharing Contribution, or Employer Matching Contribution;

                    (5) To the extent there are losses attributable to the amount subject to refund (in which case the losses shall reduce the amount to be returned); and

                    (6) To the extent the amount subject to refund would cause the balance of the Base Contribution, Employer Profit-Sharing Contribution, or Employer Matching Contribution Account of any Participant to be reduced to less than the balance which would have been in such Base Contribution, Employer Profit-Sharing Contribution, or Employer Matching Contribution Account had the amount subject to refund not been contributed (in which case the amount to be refunded to the Employer shall be limited so as to avoid such reduction).

               (d)  FURTHER LIMITATIONS ON REFUNDS.  All refunds under this
                    ------------------------------
     Section 3.11 shall be limited in amount, circumstance and timing as required by section 403(c) of ERISA, and no such refund shall be made if, solely on account of such refund, the Plan would cease to be a qualified plan under section 401(a) of the Code or to meet the requirements of section 401(k) of the Code.

          3.12 EMPLOYEE CONTRIBUTIONS.  No voluntary Employee contributions to
               ----------------------
the Plan are required or are permitted.

          3.13 EMPLOYEE AFTER-TAX CONTRIBUTIONS.  No Employee After-Tax
               --------------------------------
Contributions shall be permitted.

          3.14 EMPLOYER AFTER-TAX MATCHING CONTRIBUTIONS.  No Employer After-Tax
               -----------------------------------------
Matching Contributions shall be permitted.


                                  ARTICLE IV
                         LIMITATIONS ON CONTRIBUTIONS
                         ----------------------------

          4.1  DEFINITIONS.  For purposes of this Article IV, the following
               -----------
additional definitions shall apply:

               (a)  "ACP TEST" shall mean the Actual Contribution Percentage
                    ----------
     test set forth in Section 4.8(a).

               (b)  "ACTUAL CONTRIBUTION PERCENTAGE" (ACP) shall mean the
                    --------------------------------------
     average of the Actual Contribution Ratios of the Eligible Participants in a group.

               (c)  "ACTUAL CONTRIBUTION RATIO" shall mean the ratio (expressed
                    ---------------------------
     as a percentage) of the Participant's Contribution Percentage Amounts to the Participant's Applicable Compensation for the Plan Year . The Committee may elect, for any Plan Year, to take into account for any Participant only Applicable Compensation received while a Plan Participant.

               (d)  "ACTUAL DEFERRAL PERCENTAGE" (ADP) shall mean the average of
                    ----------------------------------
     the Actual Deferral Ratios of the Eligible Participants in a group.

               (e) "ACTUAL DEFERRAL RATIO" shall mean the ratio (expressed as a
                   -----------------------
     percentage) of a Participant's Elective Deferrals and any Employer contributions treated as Elective Deferrals for purposes of Section 4.6(a) made under the Plan on behalf of the Participant for the Plan Year to the Participant's Applicable Compensation for such Plan Year. The Committee may elect, for any Plan Year, to take into account for any Participant only Applicable Compensation received while a Plan Participant. Employer contributions on behalf of any Participant shall include any Elective Deferrals made pursuant to the Participant's deferral election, including Excess Elective Deferrals (as described in Section 3.10(c)(2)) of Highly Compensated Employees, but excluding Excess Elective Deferrals of Non-Highly Compensated Employees that arise solely from Elective Deferrals made under the Plan or plans of the Employer and Elective Deferrals that are taken into account in the ACP Test (provided the ADP Test is satisfied both with and without exclusion of these Elective Deferrals). For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.

               (f)  "ADP TEST" shall mean the Actual Deferral Percentage test
                     --------
     set forth in Section 4.6(a).

               (g)  "AGGREGATE LIMIT" shall mean the greater of:
                     ---------------

                    (1)  The sum of:

                         (i) 1.25 times the greater of (AA) the Relevant Actual Deferral Percentage or (BB) the Relevant Actual Contribution Percentage; and

                         (ii) Two percentage points plus the lesser of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage, but in no event shall this amount exceed twice the lesser of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage; or

                    (2)  The sum of:

                         (i) 1.25 times the lesser of (AA) the Relevant Actual Deferral Percentage or (BB) the Relevant Actual Contribution Percentage; and

                         (ii) Two percentage points plus the greater of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage, but in no event shall this amount exceed twice the greater of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage.

               (h)  "ANNUAL ADDITION" shall mean the amounts allocated to a
                    ---------------
     Participant's accounts during the Limitation Year that constitute:

                    (1) Employer contributions (other than Excess Elective Deferrals distributed in accordance with Treas. Reg. (S) 1.402(g)- 1(e)(2) or (3));

                    (2)  Employee contributions;

                    (3)  Forfeitures;

                    (4) Amounts allocated, after March 31, 1984, to an individual medical benefit account, as defined in section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer;

                    (5) Amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after that date, which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in section 419A(d)(3) of the Code, under a Welfare Benefit Fund maintained by the Employer;

                    (6)  Allocations under a simplified employee pension; and

                    (7) Any Excess Amount applied under Section 4.2(b) or 4.3(d) in the Limitation Year to reduce Employer contributions for such Limitation Year.

               (i)  "APPLICABLE COMPENSATION" shall mean Limitation Compensation
                    -------------------------
     for the Plan Year for which a determination is being made under Section 4.6 and/or 4.8 plus any amount which is not includible in an Employee's gross income by reason of the application of section 125, 402(e)(3), 402(h)(1)(B), or 403(b) of the Code.

               (j)  "CONTRIBUTION PERCENTAGE AMOUNTS" shall mean the sum of
                    ---------------------------------
     Employee Contributions (none are permitted) and Employer Matching Contributions made under the Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall not include Employer Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Elective Deferrals, Excess Contributions, or Excess Aggregate Contributions. The Employer also may elect to treat Elective Deferrals as Contribution Percentage Amounts so long as the requirements of Section 4.6(a) are met both with and without the inclusion of Elective Deferrals which are treated as Contribution Percentage Amounts.

               (k)  "DEFINED BENEFIT PLAN" shall mean any Employee Pension
                    ----------------------
     Benefit Plan which is not a Defined Contribution Plan.

               (l)  "DEFINED CONTRIBUTION DOLLAR LIMITATION" shall mean $30,000,
                    ----------------------------------------
     as adjusted by the Secretary of the Treasury pursuant to section 415(d) of the Code.

               (m)  "DEFINED CONTRIBUTION PLAN" shall mean any Employee Pension
                    ---------------------------
     Benefit Plan which provides for an individual account for each Participant and for benefits based solely upon the amount contributed to the Participant's account and any income, expenses, gains, and losses, and any forfeitures of accounts of other Participants which may be allocated to such Participant's account.

               (n)  "ELECTIVE DEFERRALS" shall have the meaning set forth in
                    --------------------
     Section 3.10(c)(1).

               (o)  "ELIGIBLE PARTICIPANT" shall mean any Employee of an
                    ----------------------
     Employer who is eligible to make an Employee Contribution (none are permitted) or an Elective Deferral under the Plan (if the Employer treats Elective Deferrals as Contribution Percentage Amounts), or to receive an Employer Matching Contribution (including forfeitures). If an Elective Deferral or Employee Contribution is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if such Employee made such an Elective Deferral or Employee Contribution shall be treated as an Eligible Participant on behalf of whom no Elective Deferrals or Employee Contributions are made.

               (p)  "EMPLOYEE PENSION BENEFIT PLAN" shall mean any plan
                    -------------------------------
     described in section 415(k)(1) of the Code.

               (q)  "EMPLOYEE CONTRIBUTION" shall mean any contribution made to
                    -----------------------
     the Plan by or on behalf of a Participant that is included in the Participant's gross income in the year in which made and is maintained under a separate account to which earnings and losses are allocated. This Plan does not permit Employee Contributions.

               (r)  "EXCESS AGGREGATE CONTRIBUTIONS" shall mean, with respect to
                    --------------------------------
     any Plan Year, the excess of:

                    (1) The aggregate Contribution Percentage Amounts actually taken into account in computing the Actual Contribution Ratio of a Highly Compensated Employee for such Plan Year; over

                    (2) The maximum Contribution Percentage Amounts permitted by the ACP Test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Actual Contribution Ratios, beginning with the highest of such Actual Contribution Ratios).

     Such determination shall be made after first determining Excess Elective Deferrals under Section 3.10 and then determining Excess Contributions under Section 4.7.

               (s)  "EXCESS AMOUNT" shall mean the excess of the Participant's
                    ---------------
     Annual Additions over the Maximum Permissible Amount, less loading and other administrative charges allocable to such excess.

               (t)  "EXCESS CONTRIBUTIONS" shall mean, with respect to any Plan
                    ----------------------
     Year, the excess of:

                    (1) The aggregate amount of Elective Deferrals and any Employer contributions actually taken into account under Section 4.1(e) in computing the Actual Deferral Ratio of a Highly Compensated Employee for such Plan Year; over

                    (2) The maximum amount of such Elective Deferrals and Employer contributions permitted by the ADP Test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Actual Deferral Ratios, beginning with the highest of such Actual Deferral Ratios).

               (u)  "FAMILY MEMBER" shall mean an individual described in
                    ---------------
     section 414(q)(6)(B) of the Code.

               (v)  "LIMITATION YEAR" shall mean the 12-consecutive-month period
                    -----------------
     ending on December 31.

               (w)  "MAXIMUM PERMISSIBLE AMOUNT" shall mean the maximum Annual
                    ----------------------------
     Addition that may be contributed or allocated to a Participant's accounts for any Limitation Year, which maximum is the lesser of:

                    (1)  The Defined Contribution Dollar Limitation; or

                    (2) 25 percent of the Participant's Limitation Compensation for the Limitation Year.

               The Limitation Compensation limitation referred to in Section 4.1(w)(2) shall not apply to any contribution for medical benefits (within the meaning of section 419A(f)(2) of the Code) after separation from service which is otherwise treated as an Annual Addition or any amount otherwise treated as an Annual Addition under section 415(l)(1) of the Code.

               If a short Limitation Year is created because of an amendment changing the Limitation Year to a different Computation Period, the Maximum Permissible Amount shall not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

               NUMBER OF MONTHS IN THE SHORT LIMITATION YEAR
               ---------------------------------------------

               (x)  "NON-HIGHLY COMPENSATED EMPLOYEE" shall mean an Employee of
                    ---------------------------------
     an Employer who is neither a Highly Compensated Employee nor a Family
     Member.

               (y)  "RELEVANT ACTUAL CONTRIBUTION PERCENTAGE" shall mean the
                    -----------------------------------------
     Actual Contribution Percentage of the group of Non-Highly Compensated Employees eligible under the plan subject to section 401(m) of the Code for the plan year beginning with or within the plan year of the arrangement subject to section 401(k) of the Code.

               (z)  "RELEVANT ACTUAL DEFERRAL PERCENTAGE" shall mean the Actual
                    -------------------------------------
     Deferral Percentage of the group of Non-Highly Compensated Employees eligible under the arrangement subject to section 401(k) of the Code for the plan year.

               (aa) "WELFARE BENEFIT FUND" shall mean a welfare benefit fund as
                    ----------------------
     defined in section 419(e) of the Code.

          4.2  LIMITATION APPLICABLE WHERE NO OTHER EMPLOYEE PENSION BENEFIT
               -------------------------------------------------------------
PLAN, WELFARE BENEFIT FUND, INDIVIDUAL MEDICAL BENEFIT ACCOUNT, OR SIMPLIFIED
-----------------------------------------------------------------------------
EMPLOYEE PENSION MAINTAINED.
---------------------------

               (a)  BASIC LIMITATION.  If the Participant does not participate
                    ----------------
     in, and has never participated in, any other Employee Pension Benefit Plan maintained by the Employer, Welfare Benefit Fund maintained by the Employer, an individual medical benefit account, as defined in section 415(l)(2) of the Code, maintained by the Employer, or simplified employee pension, as defined in section 408(k) of the Code, maintained by the Employer, that provides an Annual Addition by the Employer, the amount of the Annual Additions which may be allocated under this Plan to such Participant's accounts during any Limitation Year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in the Plan.

               (b)  DISPOSITION OF EXCESS AMOUNTS.  If, as a result of a
                    -----------------------------
     reasonable error in estimating a Participant's annual Limitation Compensation, or as a result of the allocation of forfeitures, or under other limited facts and circumstances satisfactory to the Commissioner of Internal Revenue, there is an Excess Amount with respect to a Participant for a Limitation Year, such Excess Amount shall be disposed of as follows:

                    (1) Any Employee Contributions, to the extent they would reduce the Excess Amount, shall be returned to the Participant.

                    (2) If, after the application of Section 4.2(b)(1), an Excess Amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the Excess Amount in the Participant's Account(s) shall not be distributed to the Participant, but shall be reapplied to reduce future Employer contributions (including any allocation of forfeitures) under this Plan for the next Limitation Year (and for each succeeding Limitation Year as necessary) for such Participant.

                    (3) If, after the application of Section 4.2(b)(1), an Excess Amount still exists, and the Participant is not covered by the Plan at the end of a Limitation Year, the Excess Amount shall not be distributed to the Participant but shall be held unallocated in a suspense account. The suspense account shall be applied to reduce future Employer contributions for all remaining Participants in the next Limitation Year and each succeeding Limitation Year, if necessary.

                    If a suspense account is in existence at any time during a Limitation Year pursuant to this Section 4.2(b)(3), it shall not participate in the allocation of the Trust's investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' accounts before any Employer contributions or any Employee contributions may be made to the Plan for that Limitation Year. Excess amounts may not be distributed to Participants or former Participants.

                    (4) Upon termination of this Plan, any Excess Amounts which cannot be allocated pursuant to this Section 4.2(b) shall revert to the Employer.

          4.3  MULTI-PLAN LIMITATIONS FOR ADDITIONAL DEFINED CONTRIBUTION PLANS,
               -----------------------------------------------------------------
WELFARE BENEFIT FUNDS, INDIVIDUAL MEDICAL BENEFIT ACCOUNTS, AND SIMPLIFIED
--------------------------------------------------------------------------
EMPLOYEE PENSIONS.
-----------------

               (a)  LIMITATION.  If, in addition to this Plan, the Employer
                    ----------
     maintains or has maintained any other Defined Contribution Plan, Welfare Benefit Fund, individual medical benefit account, as defined in section 415(l)(2) of the Code, or simplified employee pension that provides an Annual Addition during any Limitation Year in which a Participant participates the Annual Additions which may be allocated under this Plan to such Participant's Accounts for any such Limitation Year shall not exceed the lesser of:

                    (1) The Maximum Permissible Amount reduced by the sum of any Annual Additions allocated to such Participant's accounts under such other Defined Contribution Plan or Plans and under such Welfare Benefit Fund or Funds and under such individual medical benefit account or accounts and under such simplified employee pension for such Limitation Year; or

                    (2)  Any other limitation contained in this Plan.

               If the Annual Additions with respect to the Participant under other Defined Contribution Plans and Welfare Benefit Funds maintained by the Employer are less than the Maximum Permissible Amount and the Employer contribution that would otherwise be contributed or allocated to the Participant's Accounts under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated shall be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other Defined Contribution Plans and Welfare Benefit Funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount shall be contributed or allocated to the Participant's Accounts under this Plan for the Limitation Year.

               (b)  ORDER OF DETERMINING EXCESS AMOUNTS.  If a Participant's
                    -----------------------------------
     Annual Additions result in an Excess Amount, for the reasons set forth in
     Section 4.2(b) above, such Excess Amount shall be deemed to consist of the amounts last allocated, except that Annual Additions attributable to a Welfare Benefit Fund or individual medical benefit account shall be deemed to have been allocated first regardless of the actual allocation date.

               (c)  SIMULTANEOUS ALLOCATION OF EXCESS AMOUNTS.  If an Excess
                    -----------------------------------------
     Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another Defined Contribution Plan, the Excess Amount attributed to this Plan shall be the product of:

                    (1) The total Excess Amount allocated as of such date (including any amount which would have been allocated but for the limitations of section 415 of the Code); multiplied by

                    (2) The ratio of (i) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan, divided by (ii) the total amount allocated as of such date under this Plan and all the other Defined Contribution Plans (determined without regard to the limitations of section 415 of the Code).

               (d)  DISPOSITION OF EXCESS AMOUNTS.  Any Excess Amounts
                    -----------------------------
     attributed to this Plan shall be disposed of in accordance with Section 4.2(b).

          4.4  MULTI-PLAN LIMITATIONS FOR ADDITIONAL PLAN WHICH IS A DEFINED
               -------------------------------------------------------------
BENEFIT PLAN.
------------

               (a)  LIMITATION.  If, in addition to this Plan, the Employer
                    ----------
     maintains or has maintained another plan which is a Defined Benefit Plan, and a Participant under this Plan is also covered by such Defined Benefit Plan, the amount of the Annual Additions which may be allocated to such Participant's Accounts under this Plan shall not exceed the limitations in Sections 4.2 and 4.3 and, in addition, shall be reduced to the extent necessary to prevent the decimal equivalent of the sum of the "Defined Benefit Fraction" and of the "Defined Contribution Fraction" with respect to such Participant for any Limitation Year beginning after December 31, 1982, from exceeding 1.0.

               (b)  ORDER OF ANNUAL ADDITIONS REDUCTIONS.  If, as a result of
                    ------------------------------------
     this Section 4.4, the amount of the Annual Additions which may be allocated to the Accounts of any Participant under this Plan is reduced for any Limitation Year, then the Employer Profit-Sharing Contributions, the Employer Matching Contributions and the Base Contributions (in that order) on behalf of such Participant for such Limitation Year shall be reduced.

               (c)  TREATMENT OF ANNUAL ADDITIONS REDUCTIONS.  If, as a result
                    ----------------------------------------
     of this Section 4.4, the amount of the Annual Additions which may be allocated under this Plan to any Participant's Accounts for any Limitation Year is reduced, such reduction shall be treated as an Excess Amount and disposed of in accordance with Section 4.2(b).

               (d)  DEFINITIONS.  The following additional definitions apply for
                    -----------
     purposes of this Section 4.4:

                    (1)  "DEFINED BENEFIT FRACTION" shall mean a fraction, the
                         --------------------------
          numerator of which is the sum of the Participant's Projected Annual Benefits under all the Defined Benefit Plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the Limitation Year under sections 415(b) and 415(d) of the Code or 140 percent of the Participant's Highest Average Compensation, including any adjustments under section 415(b) of the Code.

                    Notwithstanding the above, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more Defined Benefit Plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction shall not be less than 125 percent of the sum of the annual benefits under such Plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Defined Benefit Plan after May 5, 1986. The preceding sentence applies only if the Defined Benefit Plans individually and in the aggregate satisfied the requirements of section 415 of the Code for all Limitation Years beginning before January 1, 1987.

                    (2)  "DEFINED CONTRIBUTION FRACTION" shall mean a fraction,
                         -------------------------------
          the numerator of which is the sum of the Annual Additions to the Participant's account under all the Defined Contribution Plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant's nondeductible employee contributions to all Defined Benefit Plans, whether or not terminated, maintained by the Employer, and the Annual Additions attributable to all Welfare Benefit Funds or individual medical benefit accounts (as defined in section 415(l)(2) of the Code) and simplified employee pensions maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of service with the Employer (regardless of whether a Defined Contribution Plan was maintained by the Employer). The maximum aggregate amount in any Limitation Year is the lesser of 125 percent of the dollar limitation determined under sections 415(b) and 415(d) of the Code in effect under section 415(c)(1)(A) of the Code or 35 percent of the Participant's Limitation Compensation for such Limitation Year.

                    If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more Defined Contribution Plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction shall be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (i) the excess of the sum of the fractions over 1.0 times (ii) the denominator of this fraction, shall be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

                    The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all Employee contributions as Annual Additions.

                    (3)  "HIGHEST AVERAGE COMPENSATION" shall mean the average
                         ------------------------------
          compensation for the three consecutive Accrual Computation Periods with the Employer that produce the highest average.

                    (4)  "PROJECTED ANNUAL BENEFIT" shall mean the annual
                         --------------------------
          retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the plan assuming:

                         (i) The Participant will continue employment until normal retirement age under the plan (or current age, if later); and

                         (ii) The Participant's compensation for the current Limitation Year and all other relevant factors used to determine benefits under the plan will remain constant for all future Limitation Years.

          4.5  AGGREGATION RULES.  For purposes of applying the limitations of
               -----------------
Sections 4.2 through 4.4, the Sponsoring Company and all Affiliated Companies shall be considered as a single employer.

          4.6  ADDITIONAL LIMITATIONS ON ELECTIVE DEFERRALS (BASE
               --------------------------------------------------
CONTRIBUTIONS).
---------------

               (a)  ACTUAL DEFERRAL PERCENTAGE TEST.  The Actual Deferral
                   -------------------------------
     Percentage (ADP) for Participants who are Highly Compensated Employees for each Plan Year and the ADP for Participants who are Non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

                    (1) The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 1.25; or

                    (2) The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 2.0, provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who are Non-Highly Compensated Employees by more than two percentage points.

               (b)  SPECIAL RULES.  The following special rules apply:
                    -------------

                    (1)  MULTIPLE CODAS TREATED AS SINGLE CODA.  In determining
                         -------------------------------------
          the ADP for Highly Compensated Employees, the Actual Deferral Ratio for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals allocated to his accounts under two or more cash or deferred arrangements described in section 401(k) of the Code (CODAs) that are maintained by the Employer shall be determined as if such Elective Deferrals were made under a single CODA. If a Highly Compensated Employee participates in two or more CODAs that have different Plan Years, all CODAs ending with or within the same calendar year shall be treated as a single CODA. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated pursuant to Treasury regulations under section 401(k) of the Code.

                    (2)  AGGREGATION.  In the event that this Plan satisfies the
                         -----------
          requirements of section 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section 4.6 shall be applied by determining the ADP of Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy section 401(k) of the Code only if they have the same Plan Year.

                    (3)  FAMILY AGGREGATION.  For purposes of determining the
                         ------------------
          ADP of Participants who are Highly Compensated Employees, the Elective Deferrals and Applicable Compensation of any such Participants who are five-percent owners or among the ten most highly paid Highly Compensated Employees shall include the Elective Deferrals and Applicable Compensation for the Plan Year of Family Members of such Participants. Family Members, with respect to such Highly Compensated Employees, shall be disregarded as separate Employees in determining the ADP both for Participants who are Non-Highly Compensated Employees and for Participants who are Highly Compensated Employees.

                    (4)  TIMING.  For purposes of the ADP Test, Elective
                         ------
          Deferrals must be made before the last day of the 12-month period immediately following the Plan Year to which the contributions relate.

                    (5)  RECORDS. The Participating Companies shall maintain
                         -------
          records sufficient to demonstrate satisfaction of the ADP Test.

                    (6)  OTHER REQUIREMENTS.  The determination and treatment of
                         ------------------
          the Actual Deferral Ratio of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

          4.7  DISTRIBUTION OF EXCESS CONTRIBUTIONS.
               ------------------------------------

               (a)  IN GENERAL.  Notwithstanding any other provision of the
                    ----------
     Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose Accounts such Excess Contributions were allocated for the preceding Plan Year. If such Excess Contributions are distributed more than two and one-half months after the last day of the Plan Year in which such Excess Contributions arose, a ten-percent excise tax will be imposed on the Participating Companies with respect to such amounts. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of such Employees. Excess Contributions of Participants who are subject to the Family Member aggregation rules of section 414(q)(6) of the Code shall be allocated among the Family Members in proportion to the Elective Deferrals (and amounts treated as Elective Deferrals) of each Family Member that are combined to determine the combined Actual Deferral Ratio. Excess Contributions shall be treated as Annual Additions (within the meaning of Section 4.1(h)) under the Plan.

               (b)  DETERMINATION OF INCOME OR LOSS.  Excess Contributions shall
                    -------------------------------
     be
     adjusted for any income or loss for the Plan Year in which such Excess Contributions arose in the same manner as described in Section 5.5. The income or loss allocable to the period between the end of the Plan Year in which such Excess Contributions arose and the date of distribution shall be disregarded.

               (c)  ACCOUNTING FOR EXCESS CONTRIBUTIONS.  Excess Contributions
                    -----------------------------------
     shall be distributed from the Participant's Elective Deferral account (i.e., Base Contribution Account) in proportion to the Participant's Elective Deferrals (i.e., Base Contributions) for the Plan Year.

               (d)  REDUCTION FOR EXCESS ELECTIVE DEFERRALS DISTRIBUTED.  The
                    ---------------------------------------------------
     Excess Contributions which would otherwise be distributed to the Participant shall be reduced, in accordance with Treasury regulations, by the amount of Excess Elective Deferrals distributed to the Participant under Section 3.10.

          4.8  ADDITIONAL LIMITATIONS ON EMPLOYER MATCHING CONTRIBUTIONS AND
               -------------------------------------------------------------
FORFEITURES.
-----------

               (a)  ACTUAL CONTRIBUTION PERCENTAGE TEST.  The Actual
                    -----------------------------------
     Contribution Percentage (ACP) for Participants who are Highly Compensated Employees for each Plan Year and the ACP for Participants who are Non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

                    (1) The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 1.25; or

                    (2) The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 2.0, provided that the ACP for Participants who are Highly Compensated Employees does not exceed the ACP for Participants who are Non-Highly Compensated Employees by more than two percentage points.

               (b)  SPECIAL RULES.  The following special rules apply:
                    -------------

                    (1)  MULTIPLE USE.  If the Plan satisfies the tests
                         ------------
          described in Section 4.6(a)(2) and Section 4.8(a)(2) for a Plan Year but does not satisfy either of the tests described in Section 4.6(a)(1) and Section 4.8(a)(1) for such Plan Year, then the sum of the ADP (as determined under Section 4.6(a)) and the ACP (as determined under Section 4.8(a)) for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Aggregate Limit. If the Aggregate Limit would otherwise be exceeded, such excess shall be corrected by reducing the Actual Deferral Ratios of such Eligible Participants through the distribution of Excess Contributions under Section 4.7 and/or by reducing the Actual Contribution Ratios of such Eligible Participants through the distribution of Excess Aggregate Contributions under Section 4.9, at the election of the Sponsoring Company, in accordance with Treas. Reg.
          (S) 1.401(m)-2(c).

                    (2)  MULTIPLE PLANS.  The Actual Contribution Ratio for any
                         --------------
          Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Contribution Percentage Amounts allocated to his Account under two or more plans described in section 401(a) of the Code or CODAs that are maintained by an Employer shall be determined as if the total of such Contribution Percentage Amounts were made under a single plan or arrangement. If a Highly Compensated Employee participates in two or more CODAs that have different plan years, all CODAs ending with or within the same calendar year shall be treated as a single CODA. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated pursuant to Treasury regulations under section 401(m) of the Code.

                    (3)  AGGREGATION.  In the event that this Plan satisfies the
                         -----------
          requirements of sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section 4.8 shall be applied by determining the ACP of Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy section 401(m) of the Code only if they have the same plan year.

                    (4)  FAMILY AGGREGATION.  For purposes of determining the
                         ------------------
          Actual Contribution Ratio of a Participant who is a five-percent owner or one of the ten most highly paid Highly Compensated Employees, the Contribution Percentage Amounts and Applicable Compensation of such Participant shall include the Contribution Percentage Amounts and Applicable Compensation for the Plan Year of Family Members. Such Family Members shall be disregarded as separate Employees in determining the ACP both for Participants who are Non-Highly Compensated Employees and for Participants who are Highly Compensated Employees.

                    (5)  TIMING.  For purposes of the ACP Test, Employee
                         ------
          Contributions are considered to have been made in the Plan Year in which contributed to the Trust. Employer Matching Contributions shall be considered made for a Plan Year only if made no later than the end of the 12-month period beginning on the day after the close of the Plan Year.

                    (6)  RECORDS.  The Employer shall maintain records
                         -------
          sufficient to demonstrate satisfaction of the ACP Test.

                    (7)  OTHER REQUIREMENTS.  The determination and treatment of
                         ------------------
          the Actual Contribution Ratio of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

          4.9  DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS.
               ----------------------------------------------

               (a)  IN GENERAL.  Notwithstanding any other provision of this
                    ----------
     Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or, if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose Accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. If such Excess Aggregate Contributions are distributed more than two and one-half months after the last day of the Plan Year in which such Excess Aggregate Contributions arose, a ten-percent excise tax will be imposed on the Participating Companies with respect to such amounts. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Aggregate Contributions attributable to each of such Employees. Excess Aggregate Contributions shall be allocated to Participants who are subject to the Family Member aggregation rules of section 414(q)(6) of the Code in proportion to the Employee Contributions and Employer Matching Contributions (or amounts treated as Employer Matching Contributions) of each Family Member that is combined to determine the combined Actual Contribution Ratio. Excess Aggregate Contributions shall be treated as Annual Additions (within the meaning of Section 4.1(h)) under the Plan.

               (b)  DETERMINATION OF INCOME OR LOSS.  Excess Aggregate
                    -------------------------------
     Contributions shall be adjusted for any income or loss for the Plan Year in which some Excess Aggregate Contributions arose in the same manner as described in Section 5.5. The income or loss allocable to the period between the end of the Plan Year in which such Excess Aggregate Contributions arose and the date of distribution shall be disregarded.

               (c)  FORFEITURES OF EXCESS AGGREGATE CONTRIBUTIONS.  Forfeitures
                    ---------------------------------------------
     of Excess Aggregate Contributions shall be applied to reduce Employer Matching Contributions.

               (d)  ACCOUNTING FOR EXCESS AGGREGATE CONTRIBUTIONS.  Excess
                    ---------------------------------------------
     Aggregate Contributions shall be forfeited, if forfeitable, or, if not forfeitable, distributed on a pro-rata basis from the Participant's Employee Contribution account (if any), Employer Matching Contribution Account, and, if applicable, the Participant's Elective Deferral account (i.e., Base Contribution Account).


                                   ARTICLE V
                       PARTICIPANTS' ACCOUNTS; VALUATION
                       ---------------------------------

          5.1  SEPARATE ACCOUNTS.  The Committee shall maintain within its
               -----------------
records, for each Participant (other than Residents of Puerto Rico) a separate Base Contribution Account to which Base Contributions and "Rollover Contributions" under Section 3.7 shall be credited, a separate Supplemental Contribution Account to which Supplemental Contributions have been credited, a separate Employer Profit-Sharing Contribution Account to which Employer Profit-Sharing Contributions shall be credited, and a separate Employer Matching Contribution Account to which Employer Matching Contributions shall be credited. The Committee shall also maintain within its records, for each Participant who was a participant in the Prior Plan and who is a Resident of Puerto Rico, a separate Employee After-Tax Contribution Account to which Employee After-Tax Contributions and "Rollover Contributions" were credited under the Prior Plan and a separate Employer After-Tax Matching Contribution Account to which Employer After-Tax Matching Contributions were credited under the Prior Plan. All payments to a Participant or his Beneficiaries shall be charged against the Accounts of such Participant.

          5.2  INVESTMENT OF PARTICIPANTS' ACCOUNTS.  All Employee After-Tax
               ------------------------------------
Contributions, Employer After-Tax Matching Contributions, Base Contributions, Employer Profit-Sharing Contributions, and Employer Matching Contributions transferred to the Trustee from the Prior Plan shall be held by the Trustee in one or more of the Funds set forth below, as the Participant shall direct in accordance with Section 5.3. All future Base Contributions, Employer Profit-Sharing Contributions, and Employer Matching Contributions shall be paid to the Trustee and shall be held by the Trustee in one or more of the Funds set forth below, as the Participant shall direct in accordance with Section 5.3.

               (a)  FUND A (Company Stock).  This Fund is invested in Company
                    ------
     Stock.

               (b)  FUND B (Vanguard Money Market Reserves - Prime Portfolio).
                    ------
     This Portfolio invests in certificates of deposit of major U.S. banks, prime commercial paper, high quality short-term corporate obligations, and short-term U.S. Government and agency securities. This Portfolio maintains $1.00 constant share value.

               (c)  FUND C (Vanguard Fixed Income Securities Fund - Investment
                    ------
     Grade Bond Portfolio). This Portfolio includes corporate bonds from Moody's four highest ratings.

               (d)  FUND D (Vanguard Index Trust - 500 Portfolio).  This
                    ------
     Portfolio matches the stock market's performance by owning all 500 stocks of the Standard & Poor's 500 Composite Stock Price Index in proportion to their weightings in the index.

               (e)  FUND E (W.L. Morgan Growth Fund). This Fund has a three-tier
                    ------
     structure that includes stocks of established growth, cyclical growth, and emerging companies. Emphasis varies with anticipated economic trends.

               (f)  FUND F (Windsor I).  This Fund includes common stocks of
                    ------
     companies with good fundamentals and growth potential but currently over-looked, misunderstood or out of favor in the marketplace.

               (g)  FUND G (Wellington Fund). The Fund follows a diversified and
                    ------
     balanced program of investing in bonds and common stocks. The bonds are held for relative stability of income and principal, while the common stocks are held for potential growth of capital and income. The Fund's objectives are conservation of principal, reasonable income return and profits without undue risks.

          The Committee and the Trustee, in their sole discretion, may offer to all Participants additional investment funds and may at any time or times cease to offer such investment funds as they deem appropriate.

          5.3  APPORTIONMENT OF PARTICIPANTS' ACCOUNTS AMONG FUNDS.
               ---------------------------------------------------

               (a)  APPORTIONMENT OF CONTRIBUTIONS.  Each Participant shall, by
                    ------------------------------
     written instrument filed with the Committee before any Base Contributions, Employer Profit-Sharing Contributions, or Employer Matching Contributions are made, designate the Fund or Funds in which such Contributions shall be invested. Contributions shall be invested in accordance with the Participant's most recent such designation. The minimum percentage of each Base Contribution, Employer Profit-Sharing Contribution, or Employer Matching Contribution which a Participant may designate to be invested in any Fund is 10 percent. Absent any such direction from the Participant the amount of any Base Contribution, Employer Profit-Sharing Contribution, or Employer Matching Contribution credited to his account shall be allocated to Fund B.

               (b)  REAPPORTIONMENT OF ASSETS HELD IN FUNDS.  A Participant may,
                    ---------------------------------------
     by written instrument filed with the Committee during a Benefits Selection Period, direct that the amount credited to his Accounts (including, with respect to Residents of Puerto Rico, Employee After-Tax Contribution Accounts and Employer After-Tax Matching Contribution Accounts) be reapportioned among the various Funds. Each such reapportionment direction shall be applied to all of a Participant's Accounts, shall be made in percentages only with a minimum reapportionment of 10 percent, and shall be equally applied to all of a Participant's Accounts.

          Any such reapportionment shall be made as soon as administratively possible following the next Valuation Date, and shall be based on market value on the dates on which the reapportionment transactions occur.

          Regardless of any fluctuations which may occur in the relative value of the amounts credited to a Participant in the Funds, no reapportionment shall be made except upon the direction of the Participant, and no Participant may direct that a reapportionment be made more frequently than permitted herein.

          5.4  VALUATION.  The Trustee shall, as of the close of business on
               ---------
each Valuation Date, cause a valuation to be made of the assets of the Trust and of each Participant's Accounts at their current fair market value. In each such valuation, the Trustee shall credit all income and profits realized since the preceding Valuation Date and shall deduct all losses, costs, charges and expenses of administering the Trust since the preceding Valuation Date, in accordance with Section 5.5.

          The Trustee shall furnish the Committee with a report of each such valuation.

          5.5  ALLOCATION OF INCREASES AND DECREASES TO BASE, EMPLOYEE AFTER-
               -------------------------------------------------------------
TAX, SUPPLEMENTAL, EMPLOYER PROFIT-SHARING, EMPLOYER AFTER-TAX MATCHING, AND
----------------------------------------------------------------------------
EMPLOYER MATCHING CONTRIBUTION ACCOUNTS.  On the basis of the valuation as of a
---------------------------------------
Valuation Date, the Trustee shall allocate the increase or decrease in the fair market value of the assets of each of the Funds to the Accounts of Participants in the proportion that the amount in each Account of each Participant investing in such Fund bears to the total amount in the Accounts of all Participants investing in such Fund; provided, however, that lump-sum Base Contributions made by a Participant during a quarter (and any Employer Matching Contributions made with respect to such Base Contributions) shall not be taken into consideration for purposes of allocating increases.

          5.6  NET VALUE OF PARTICIPANTS' ACCOUNTS.  The net value of a
               -----------------------------------
Participant's Accounts shall be determined as of the Valuation Date specified, or, where no Valuation Date is specified, as of the Valuation Date coincident with or next following the event requiring such determination.

          5.7  ACCOUNTS OF PARTICIPANTS TRANSFERRED TO AN AFFILIATED COMPANY.
               -------------------------------------------------------------
If a Participant is transferred to an Affiliated Company which has not adopted the Plan, or if a participant in the Prior Plan is not in the service of a Participating Company as an Eligible Employee on or after January 1, 1995, the amount in the Trust which is credited to his Accounts shall continue to share in the earnings or losses of the Trust, and such Participant's rights and obligations with respect to such Accounts shall continue to be governed by the provisions of the Plan and Trust Agreement.

          5.8  ALLOCATION OF FORFEITURES.  All amounts forfeited by separated
               -------------------------
Participants of a Participating Company in accordance with Section 7.6 shall be debited to the Employer Profit-Sharing Contribution or Employer Matching Contribution Account (as applicable) of the respective Participants employed by such Participating Company who are subject to such forfeitures.

          Subject to the limitations of Article IV, forfeitures of amounts in a Participant's Employer Profit-Sharing Contributions or Employer Matching Contribution Account shall be used first to restore amounts to the Employer Profit-Sharing Contribution Account or Employer Matching Contribution Account (as applicable) of any Participant who has been reemployed after a separation from service and become entitled to a restoration under Section 7.6. The balance of any forfeitures of amounts in a Participant's Employer Profit-Sharing Contribution Account or Employer Matching Contribution Account (as applicable) shall be used to reduce Employer Profit-Sharing Contributions or Employer Matching Contributions (as applicable) for the Plan Year in which such forfeitures occur.

                                  ARTICLE VI
                                   BENEFITS
                                   --------

          6.1  VESTING.  A Participant's interest in his Base Contribution
               -------
Account, Employee After-Tax Contribution Account, and Supplemental Contribution Account shall be fully vested (nonforfeitable) at all times. Effective January 1, 1995, a Participant's interest in his Employer After-Tax Matching Contribution Account shall be fully vested (nonforfeitable) at all times. A Participant's interest in his Employer Profit-Sharing Contribution Account and Employer Matching Contribution Account shall become vested (nonforfeitable) in accordance with the following schedule:

               YEARS OF VESTING SERVICE           NONFORFEITABLE PERCENTAGE
               ------------------------           -------------------------
                         Less than 3                             0
                        3                                   20
                        4                                   40
                        5                                   60
                        6                                   80
                         7 or more                             100

          6.2  NORMAL RETIREMENT BENEFITS.
               --------------------------

               (a)  GENERAL.  A Participant shall be fully vested in his Accrued
                    -------
     Benefit when he attains his Normal Retirement Age. Subject to the following provisions of this Section 6.2, if a Participant retires on his Normal Retirement Date, payment of his Accrued Benefit shall begin no later than 180 days thereafter. If the Participant continues in the Participating Company's employ after his Normal Retirement Date, he shall continue to be a Participant in the Plan until his actual retirement. Such Participant shall be entitled to receive, upon actual retirement, his Accrued Benefit as of his actual retirement date.

               (b)  LATEST DATE OF COMMENCEMENT OF PAYMENTS.  Payment of a
                    ---------------------------------------
     Participant's normal retirement benefit shall be made in accordance with the provisions of Article VII, and, unless the Participant elects otherwise in writing, in no event shall commence later than the 60th day after the latest of:

                    (1) The close of the Plan Year in which the Participant attains his Normal Retirement Age;

                    (2) The close of the Plan Year in which occurs the tenth anniversary of the date on which the Participant commenced participation; or

                    (3) The close of the Plan Year in which the Participant terminates his employment with a Participating Company.

Notwithstanding the preceding sentence, the failure of a Participant to consent to a distribution while a benefit is immediately distributable within the meaning of Section 7.1(a) of the Plan shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy the preceding sentence.

               (c)  INABILITY TO LOCATE PARTICIPANT OR DETERMINE AMOUNT OF
                    ------------------------------------------------------
     DISTRIBUTION.  If the amount of payment required otherwise to commence on a
     ------------
     date determined under this Section 6.2 or under any other Section of the Plan cannot be ascertained by such date or if the Committee is unable to locate a Participant or Beneficiary after making reasonable efforts to do so, a payment retroactive to such date may be made no later than 60 days after the later of:

                    (1) The earliest date on which the amount of such payment can be ascertained under the Plan; or

                    (2) The earliest date on which the Participant or Beneficiary is located.

          6.3  DEATH BENEFIT.  Upon the death of a Participant while in the
               -------------
employ of a Participating Company or on authorized leave of absence, his Accrued Benefit shall be fully vested, and his designated Beneficiary shall be entitled to receive a benefit equal to such Accrued Benefit, as determined in accordance with the provisions of Section 5.6. Upon the death of a former Participant before distribution of his Vested Accrued Benefit has commenced, his designated Beneficiary shall be entitled to receive a benefit equal to the Participant's Vested Accrued Benefit. Such death benefit shall be paid in accordance with the provisions of Article VII.

          6.4  DISABILITY BENEFIT.  If, prior to his Normal Retirement Date, a
               ------------------
Participant in the service of a Participating Company suffers a Disability, such Participant shall become fully vested in his Accrued Benefit and shall be entitled to receive such Accrued Benefit. Such Disability benefit shall be paid in accordance with the provisions of Article VII.

          6.5  EARLY RETIREMENT AND OTHER TERMINATION OF EMPLOYMENT.  A
               ----------------------------------------------------
Participant who reaches his Early Retirement Date while employed by a Participating Company shall be fully vested in his Accrued Benefit and may retire as of his Early Retirement Date or the first day of any month thereafter which is prior to his Normal Retirement Date and shall be entitled to receive his Accrued Benefit. If a Participant's employment with a Participating Company is terminated prior to his Early or Normal Retirement Date for any reason other than death or Disability, such Participant shall be entitled to receive his Vested Accrued Benefit. All benefits payable under this Section 6.5 shall be paid in accordance with the provisions of Article VII.


                                  ARTICLE VII
                              PAYMENT OF BENEFITS
                              -------------------

          7.1  RETIREMENT, DEATH, DISABILITY AND TERMINATION BENEFITS.
               ------------------------------------------------------

               (a) DISTRIBUTION.  Except as provided in the next succeeding
                   ------------
     sentence, the Committee shall make distribution of the benefits payable to a Participant or his Beneficiary upon his death, retirement, Disability or other termination of employment, based upon his Vested Accrued Benefit as of the Valuation Date immediately preceding the date on which distribution is made or commences (based on the Participant's Years of Vesting Service as of the date of such Participant's death, retirement, Disability, or other termination of employment). Notwithstanding the preceding sentence, if the present value (i.e., the amount in the Participant's Accounts) of the Participant's Vested Accrued Benefit exceeds (or at the time of any prior distribution exceeded) $3,500, and the Vested Accrued Benefit is immediately distributable, the Participant must consent to any distribution of such Vested Accrued Benefit. If a Participant separates from service prior to his Early or Normal Retirement Date with a Vested Accrued Benefit the present value of which exceeds (or at the time of any prior distribution exceeded) $3,500, and such Participant does not consent to distribution of his Vested Accrued Benefit, no distribution shall be made until the Participant does so consent but in no event shall distribution be made later than the earlier of the Participant's Normal Retirement Date, or the Participant's death. No consent is required for distribution to be made upon the Participant's Normal Retirement Date or death, if earlier. The consent of the Participant shall be obtained in writing within the 90-day period ending on the annuity starting date. The annuity starting date is the first day of the first period for which an amount is paid in any form under the Plan. The Committee shall notify the Participant of the right to defer any distribution until the Participant's Vested Accrued Benefit is no longer immediately distributable.

               Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of section 417(a)(3) of the Code and shall be provided no less than 30 days and no more than 90 days prior to the annuity starting date. The consent of the Participant shall not be required to the extent that a distribution is required to satisfy section 401(a)(9) or 415 of the Code. Moreover, if the distribution is one to which sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Treas. Reg. (S) 1.411(a)-11(c) is given, provided that:

                    (1) The Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and

                    (2) The Participant, after receiving the notice, affirmatively elects a distribution.

               In addition, upon termination of the Plan, if the Plan does not offer an annuity option (purchased from a commercial provider), the Participant's Accrued Benefit may, without the Participant's consent, be distributed to the Participant if the Employer does not maintain another Defined Contribution Plan (other than an employee stock ownership plan as defined in section 4975(e)(7) of the Code). If the Employer does maintain another such Defined Contribution Plan, the Participant's Accrued Benefit may be transferred to such other plan without his consent if he does not consent to an immediate distribution from this Plan, as provided in Treas. Reg. (S) 1.411(a)-11(e). An Accrued Benefit is immediately distributable if any part of the Accrued Benefit could be distributed to the Participant before the Participant attains (or would have attained if not deceased) the later of Normal Retirement Age or age 62.

               (b)  DEFERRAL.  A Participant may elect the deferral of the
                    --------
     payment of benefits upon retirement on or after his Normal Retirement Date by submitting to the Committee a written statement, signed by such Participant, describing the benefit and the date on which payment of such benefit shall commence. Such statement must be filed with the Committee no later than 30 days prior to such Participant's termination of employment on or after his Normal Retirement Date.

               (c)  MINIMUM DISTRIBUTION RULES.  The following minimum
                    --------------------------
     distribution rules apply on and after January 1, 1984:

                    (1) GENERAL RULES.  The requirements of this Section 7.1(c)
                        -------------
          shall apply to any distribution of a Participant's interest and shall take precedence over any inconsistent provisions of this Plan. All distributions required under this Section 7.1(c) shall be determined and made in accordance with the proposed Treasury regulations under section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of Prop. Treas. Reg. (S) 1.401(a)(9)-2.

                    (2) REQUIRED BEGINNING DATE.  The entire interest of a
                        -----------------------
          Participant must be distributed or begin to be distributed no later than the Participant's Required Beginning Date.

                    (3) LIMITS ON DISTRIBUTION PERIODS.  As of the first
                        ------------------------------
          Distribution Calendar Year, distributions, if not made in a single sum, may only be made over one of the following periods (or a combination thereof):

                        (i) A period certain not extending beyond the Life
               Expectancy of the Participant; or

                        (ii) A period certain not extending beyond the Joint
               and Last Survivor Expectancy of the Participant and a Designated Beneficiary.

                    (4) DETERMINATION OF AMOUNT TO BE DISTRIBUTED EACH YEAR.  If
                        ---------------------------------------------------
          the Participant's interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the Required Beginning Date:

                        (i)  INDIVIDUAL ACCOUNT.
                             ------------------

                             (A) If a Participant's Benefit is to be
                    distributed over (AA) a period not extending beyond the Life Expectancy of the Participant or the Joint Life and Last Survivor Expectancy of the Participant and the Participant's Designated Beneficiary or (BB) a period not extending beyond the Life Expectancy of the Designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first Distribution Calendar Year, must at least equal the quotient obtained by dividing the Participant's Benefit by the Applicable Life Expectancy.

                             (B) The amount to be distributed each year,
                    beginning with distributions for the first Distribution Calendar Year, shall not be less than the quotient obtained by dividing the Participant's Benefit by the lesser of (AA) the Applicable Life Expectancy or (BB) if the Participant's spouse is not the Designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Prop. Treas. Reg. (S) 1.401(a)(9)-2. Distributions after the death of the Participant shall be distributed using the Applicable Life Expectancy in Section 7.1(c)(4)(i)(A) as the relevant divisor without regard to Prop. Treas. Reg. (S) 1.401(a)(9)-2.

                             (C) The minimum distribution required for the
                    Participant's first Distribution Calendar Year must be made on or before the Participant's Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the Distribution Calendar Year in which the Employee's Required Beginning Date occurs, must be made on or before

                    December 31 of that Distribution Calendar Year.


                        (ii)  OTHER FORMS.  If the Participant's Benefit is
                              -----------
               distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of section 401(a)(9) of the Code and the proposed Treasury regulations thereunder.

                    (5) DEATH DISTRIBUTION PROVISIONS.
                        -----------------------------

                        (i)   DISTRIBUTION BEGINNING BEFORE DEATH.  If the
                              -----------------------------------
               Participant dies after distribution of his interest has begun, the remaining portion of such interest shall continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

                        (ii)  DISTRIBUTION BEGINNING AFTER DEATH.  If the
                              ----------------------------------
               Participant dies before distribution of his interest begins, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with (A) or (B) below:

                              (A) If any portion of the Participant's interest
                    is payable to a Designated Beneficiary, distributions may be made over the life or over a period certain not greater than the Life Expectancy of the Designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

                              (B) If the Designated Beneficiary is the
                    Participant's surviving spouse, the date distributions are required to begin in accordance with (A) above shall not be earlier than the later of (AA) December 31 of the calendar year immediately following the calendar year in which the Participant died or (BB) December 31 of the calendar year in which the Participant would have attained age 70-1/2.

                        If the Participant has not made an election pursuant to
               this Section 7.1(c)(5)(ii) by the time of his death, the Participant's Designated Beneficiary must elect the method of distribution no later than the earlier of December 31 of the calendar year in which distributions would be required to begin under this Section 7.1, or December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no Designated Beneficiary, or if the Designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                        (iii) DEATH OF SURVIVING SPOUSE PRIOR TO BENEFIT
                              ------------------------------------------
               COMMENCE-MENT.  For purposes of Section 7.1(c)(5)(ii), if the
               -------------
               surviving spouse dies after the Participant, but before payments to such spouse begin, the provisions of Section 7.1(c)(5)(ii), with the exception of Section 7.1(c)(5)(ii)(B), shall be applied as if the surviving spouse were the Participant.

                        (iv)  TREATMENT OF AMOUNTS PAID TO CHILDREN.  For
                              -------------------------------------
               purposes of this Section 7.1(c)(5), any amount paid to a child of the Participant shall be treated as if it had been paid to the surviving spouse if the amount becomes payable when the child reaches the age of majority.

                        (v)   DEEMED BENEFIT COMMENCEMENT.  For purposes of
                              ---------------------------
               this Section 7.1(c)(5), distribution of a Participant's interest is considered to begin on the Participant's Required Beginning Date (or, if Section 7.1(c)(5)(iii) is applicable, the date distribution is required to begin to the surviving spouse pursuant to Section 7.1(c)(5)(ii)). If distribution in the form of an annuity irrevocably commences to the Participant before the Required Beginning Date, the date distribution is considered to begin is the date distribution actually commences.

                    (6) DEFINITIONS.  The following additional definitions apply
                        -----------
          to this Section 7.1(c):

                        (i)   "APPLICABLE LIFE EXPECTANCY" shall mean the Life
                               ----------------------------
               Expectancy (or Joint and Last Survivor Expectancy) calculated using the attained age of the Participant (or Designated Beneficiary) as of the Participant's (or Designated Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date Life Expectancy was first calculated. If Life Expectancy is being recalculated, the Applicable Life Expectancy shall be the Life Expectancy as so recalculated. The applicable calendar year shall be the first Distribution Calendar Year, and if Life Expectancy is being recalculated, such succeeding calendar year.

                        (ii)  "DESIGNATED BENEFICIARY" shall mean the individual
                              ------------------------
               who is designated as the Beneficiary under the Plan in accordance with section 401(a)(9) of the Code and the Treasury regulations thereunder.

                        (iii) "DISTRIBUTION CALENDAR YEAR" shall mean a
                               ---------------------------
               calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to Section 7.1(c)(5) above.

                        (iv)  "LIFE EXPECTANCY" shall mean the life expectancy
                              -----------------
               and Joint and Last Survivor Expectancy as computed by use of the expected return multiples in Tables V and VI of Treas. Reg. (S) 1.72-9. Unless otherwise elected by the Participant (or spouse, in the case of distributions described in Section 7.1(c)(5)(ii)(B) above) by the time distributions are required to begin, Life Expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant (or spouse) and shall apply to all subsequent years. The Life Expectancy of a nonspouse Beneficiary may not be recalculated.

                        (v)   "PARTICIPANT'S BENEFIT" shall mean the account
                              -----------------------
               balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (Valuation Calendar Year) increased by the amount of any contributions or forfeitures allocated to the account balance as of dates in the Valuation Calendar Year after the Valuation Date and decreased by distributions made in the Valuation Calendar Year after the Valuation Date. For purposes of this Section 7.1(c)(6)(v), if any portion of the minimum distribution for the first Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

                        (vi)  "REQUIRED BEGINNING DATE" shall mean, with respect
                              ------------------------
               to any Participant, except as provided below, the first day of April of the calendar year following the calendar year in which the Participant attains age 70-1/2.

                        Notwithstanding the foregoing, the Required Beginning
               Date of a Participant who attained age 70-1/2 before January 1, 1988, shall be determined in accordance with (A) or (B) below:

                              (A) NON-FIVE-PERCENT OWNERS.  The Required
                                  -----------------------
                    Beginning Date of a Participant who is not a five-percent owner is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70-1/2 occurs.

                              (B) FIVE-PERCENT OWNERS.  The Required Beginning
                                  -------------------
                    Date of a Participant who is a five-percent owner during any year beginning after December 31, 1979, is the first day of April following the later of:

                                  (AA)  The calendar year in which the
                         Participant attains age 70-1/2; or

                                  (BB)  The earlier of the calendar year with
                         or within which ends the Plan Year in which the Participant becomes a five-percent owner, or the calendar year in which the Participant retires.

                        The Required Beginning Date of a Participant who is not
               a five-percent owner, who attained age 70-1/2 during 1988, and who has not retired as of January 1, 1989, is April 1, 1990.

                        A Participant is treated as a five-percent owner for
               purposes of this Section 7.1(c)(6)(vi) if such Participant is a five-percent owner as defined in section 416(i) of the Code (determined in accordance with section 416 but without regard to whether the Plan is a Top-Heavy Plan within the meaning of
               Section 17.1(g)) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66-1/2 or any subsequent Plan Year.

                        Once distributions have begun to a five-percent owner
               under this Section 7.1(c), they must continue to be distributed, even if the Participant ceases to be a five-percent owner in a subsequent year.

                    (7) TRANSITIONAL RULE.
                        -----------------

                        (i)   Notwithstanding the other requirements of this
               Section 7.1(c), distribution on behalf of any Employee, including a five-percent owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

                              (A) The distribution by the Trust is one which
                    would not have disqualified such Trust under section 401(a)(9) of the Code as in effect prior to amendment by the Tax Reform Act of 1984.

                              (B) The distribution is in accordance with a
                    method of distribution designated by the Employee whose interest in the Trust is being distributed or, if the Employee is deceased, by a Beneficiary of such Employee.

                              (C) Such designation was in writing, was signed
                    by the Employee or the Beneficiary, and was made before January 1, 1984.

                              (D) The Employee had accrued a benefit under the
                    Plan as of December 31, 1983.

                              (E) The method of distribution designated by the
                    Employee or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and, in the case of any distribution upon the Employee's death, the Beneficiaries of the Employee listed in order of priority.

                        (ii) A distribution upon death shall not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee.

                        (iii) For any distribution which commences before
               January 1, 1984, but continues after December 31, 1983, the Employee, or the Beneficiary, to whom such distribution is being made shall be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in Sections 7.1(c)(7)(i)(A) and (E).

                        (iv) If a designation is revoked, any subsequent distribution must satisfy the requirements of section 401(a)(9) of the Code and the proposed Treasury regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Trust must distribute, by the end of the calendar year following the calendar year in which the revocation occurs, the total amount not yet distributed which would have been required to have been distributed to satisfy section 401(a)(9) of the Code and the proposed Treasury regulations thereunder, but for the election under section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in Prop. Treas. Reg. (S) 1.401(a)(9)-2. Any changes in the designation shall be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation shall not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and Q&A J-3 of Prop. Treas. Reg. (S) 1.401(a)(9)-1 shall apply.

          7.2  FORM OF DISTRIBUTION.  All distributions from this Plan shall be
               --------------------
made in cash unless the Participant elects, on a form provided by the Committee, to receive so much of his Base Contribution Account, Employee After-Tax Contribution Account, Employer Profit-Sharing Contribution Account, Employer After-Tax Matching Contribution Account, and Employer Matching Contribution Account as is invested in Fund A in Company Stock. In any case in which a portion of an Account of a Participant is to be distributed in Company Stock, any part of such portion of such Account which is represented by other assets shall be applied to acquire additional Company Stock to the fullest extent possible, but no fractional shares of Company Stock shall be distributed. Any amount remaining in such portion of such Account which is insufficient to purchase a whole share of Company Stock shall be distributed in cash.

          7.3  METHODS OF PAYMENT OF BENEFITS.
               ------------------------------

               (a)  METHODS OF DISTRIBUTION.  Subject to the requirements of
                    -----------------------
     Section 7.1, if the present value (i.e., the amount in his Accounts) of a Participant's Vested Accrued Benefit, including Employer and Employee contributions, does not exceed (and has not at the time of any prior distribution exceeded) $3,500, such Participant's benefit shall be distributed to the Participant in a lump sum no later than 180 days after the Valuation Date coincident with or next following his termination of employment, or such earlier date as required by Section 6.2. In any other case, the Trustee shall make distribution of such Vested Accrued Benefit becoming payable pursuant to Article VI in accordance with the methods of distribution set forth in this Section 7.3(a), as determined by the Participant, former Participant, or Beneficiary. Subject to the requirements of Section 7.1, the available methods of distribution, in the event the present value of a Participant's Vested Accrued Benefit exceeds (or at the time of any prior distribution exceeded) $3,500, are as follows:


                    (1) INSTALLMENT PAYMENTS. Benefits which accrued under the
                        --------------------
          Profit-Sharing Plan prior to January 1, 1990, benefits which accrued under the Prior Plan prior to April 13, 1989, and benefits paid to a Participant terminating employment on or after his Early or Normal Retirement Date (regardless of the date accrued), may, at the election of the Participant, be paid:

                        (i) In the form of approximately equal annual, semiannual or quarterly installments, over a fixed period of time, as elected by the Participant, not to exceed the life expectancy of the Participant or the joint life expectancy of the Participant and his spouse or other Beneficiary, or for a fixed period of time which does not violate the requirements of Section 7.1(c); or

                        (ii) In the form of annual payments over a specified
               period of years, as elected by the Participant, not to exceed the life expectancy of the Participant or the joint life expectancy of the Participant and his spouse or other Beneficiary, or for a specified period of years which does not violate the requirements of Section 7.1(c), in an amount for each year equal to the value of the Participant's Vested Accrued Benefit as of the Valuation Date for such year multiplied by a fraction whose numerator is one and whose denominator is the number of years remaining in such specified period of years.

                    (2) LUMP-SUM DISTRIBUTION.  Benefits shall, unless the
                        ---------------------
          Participant elects otherwise, be paid to a Participant or Beneficiary in the form of a total distribution of the amount payable, in cash, or partially in cash and partially in Company Stock.

               (b)  DIRECT ROLLOVERS.
                    ----------------

                    (1) GENERAL RULE.  Notwithstanding any provision of the Plan
                        ------------
          to the contrary that would otherwise limit a Distributee's election, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

                    (2) DEFINITIONS.  For purposes of this Section 7.3(b), the
                        -----------
          following definitions shall apply:

                        (i)  ELIGIBLE ROLLOVER DISTRIBUTION: Any distribution of
                             ------------------------------
               all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:

                             (A) Any distribution that is one of a series of
                    substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more;

                              (B) Any distribution to the extent such
                    distribution is required under section 401(a)(9) of the Code; and

                              (C) The portion of any distribution that is not
                    includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

                        (ii)  ELIGIBLE RETIREMENT PLAN:  An individual
                              ------------------------
               retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                        (iii) DISTRIBUTEE:  A Distributee includes an employee
                              -----------
               or former employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

                        (iv)  DIRECT ROLLOVER:  A Direct Rollover is a payment
                              ---------------
               by the Plan to the Eligible Retirement Plan specified by the Distributee.

               (c)  DEFERRED PAYMENTS.  Subject to the requirements of Section
                    -----------------
     7.1, in the event that benefits are distributed in the form of installments pursuant to Section 7.3(a)(1) above, the installment payments shall be paid over the period provided in Section 7.3(a)(1) as elected by the Participant. In no event may the Trustee pay to a Participant or his Beneficiary interest only on his benefits.

               If benefits are distributed in deferred or installment payments, and if the Participant's Base, Employee After-Tax, Supplemental, Employer Profit-Sharing, Employer After-Tax Matching, and Employer Matching Contribution Accounts are invested in more than one Fund, the Participant shall designate the approximate percentage of the installment or deferred payments which shall be made from each of the Funds in which such Accounts are invested. Such designation shall be made at the time the Participant elects to receive his benefits under the Plan in installment or deferred payments. In the absence of such designation, payments shall be made on a pro-rata basis from all of a Participant's Accounts.

          7.4  DESIGNATION OF BENEFICIARY AND ELECTION WITH RESPECT TO DEATH
               -------------------------------------------------------------
BENEFIT.
-------

               (a)  DESIGNATION OF BENEFICIARY. In the event a Participant has a
                    --------------------------
     surviving spouse at his death, such surviving spouse shall be the Participant's Beneficiary, unless the Participant's spouse has previously consented during the election period provided in Section 7.4(c), in a manner conforming to a qualified election, as described in Section 7.4(b), to the payment of the Participant's Accrued Benefit to a Participant-designated Beneficiary other than the surviving spouse, except as otherwise provided in the next succeeding sentence. In the event the Participant has no surviving spouse at his death, the Beneficiary shall be the Beneficiary designated by the Participant or, in the event no Beneficiary has been designated or survives the Participant, the Beneficiary shall be determined in accordance with Section 7.4(d). Such Beneficiary (other than a surviving spouse) must be designated on the appropriate form furnished by the Committee, executed by the Participant and returned to the Committee. Any such designation of Beneficiary may include contingent or successive Beneficiaries, and need not designate individuals. Except as otherwise provided with respect to a surviving spouse, a Participant may, at any time, change his designation of Beneficiary by completing a new designation form, but a designation of Beneficiary shall remain in effect until such new form is received by the Committee.

               (b)  QUALIFIED ELECTION.  For the consent by a spouse to payment
                    ------------------
     of a Participant's Accrued Benefit to a Beneficiary other than the spouse upon the Participant's death to be valid, such consent must be made in writing on the appropriate form filed with the Committee during the election period provided in Section 7.4(c) and must be witnessed by a notary public (or, in the discretion of the Committee, by a Plan representative designated by the Committee). Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of the Committee that such written consent may not be obtained because there is no spouse or the spouse cannot be located, the spouse shall be deemed to have consented to the payment of the Participant's Accrued Benefit to a Beneficiary other than the spouse. Any consent necessary under this provision shall be valid only with respect to the spouse who signs the consent, or in the event of a deemed consent, with respect to the spouse who is deemed to have so consented. Any spousal consent must acknowledge the specific nonspouse Beneficiary or contingent Beneficiary, including any class of Beneficiaries or contingent Beneficiaries, and if a Beneficiary, contingent Beneficiary, or class of Beneficiaries or contingent Beneficiaries is changed, the spouse must consent to such change in the manner provided above. Additionally, a revocation of a prior consent may be made by a Participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations or consents shall not be limited.

               (c)  ELECTION PERIOD.  The election period for purposes of the
                    ---------------
     consent of the spouse provided for in Section 7.4(b) shall be the period which begins on the first day of the Plan Year in which the Participant commences to participate in the Plan and ends on the date of the Participant's death.

               (d)  RECIPIENT OF DEATH BENEFIT WHERE NO BENEFICIARY DESIGNATED
                    ----------------------------------------------------------
     OR SURVIVES. If a Participant fails to designate a Beneficiary, or if no
     -----------
     designated Beneficiary survives a Participant or survives to receive all of the benefits to which the Participant or the Beneficiary was entitled, the Beneficiary shall be deemed to be, in the following order of priority, and only if then surviving, the Participant's: (1) spouse; (2) children, including adopted children and stepchildren, in equal shares; (3) parents, in equal shares; and (4) estate.

          7.5  INCAPACITATED BENEFICIARIES.  If the Committee deems any person
               ---------------------------
incapable of receiving benefits to which he is entitled by reason of minority, illness, infirmity or other incapacity, it may direct the Trustee to make payment directly for the benefit of such person or to any legally appointed guardian for such person, whose receipt shall be a complete acquittance therefor. Such payments shall, to the extent thereof, discharge all liability of the Participating Company, the Committee, the Trustee and the Trust.

          7.6  TIME OF FORFEITURES.
               -------------------

               (a)  WHERE PAYMENT OF VESTED ACCRUED BENEFIT NOT MADE UPON
                    -----------------------------------------------------
     TERMINATION   OF EMPLOYMENT.
     ------------  -------------

                    (1) In the event the present value (i.e., the vested amount in a Participant's Accounts) of a Participant's Vested Accrued Benefit exceeds (or at the time of a prior distribution exceeded) $3,500 at the time of his termination of employment and such Participant did not consent to the distribution to him of his entire Vested Accrued Benefit in accordance with the prior provisions of this Article VII, any portion of such Participant's Employer Profit-Sharing Contribution or Employer Matching Contribution Account which is not vested in accordance with Article VI at the time of his separation from service with the Employer shall be forfeited (unless forfeited earlier pursuant to Section 7.6(b)) as of the last day of the Plan Year in which the Participant incurs five consecutive One-Year Breaks in Service and applied in accordance with the provisions of Section 5.8.

                    (2) If a distribution of a Participant's entire Vested Accrued Benefit is made to him at the time of his separation from service, the rules of Section 7.6(b) and not this Section 7.6(a) shall apply. If a distribution of less than a Participant's entire Vested Accrued Benefit is made to such Participant at a time when such Participant has a nonforfeitable right to less than 100 percent of his Employer Profit-Sharing Contribution or Employer Matching Contribution Account and, at the time of such distribution, the Participant has not incurred five consecutive One-Year Breaks in Service, the Trustee shall retain the nonvested portion (to the extent it has not been forfeited under Section 7.6(b)) of the Participant's Employer Profit-Sharing or Employer Matching Contribution Account in his Employer Profit-Sharing or Employer Matching Contribution Account. In such case, the Participant's vested interest in the Employer Profit-Sharing or Employer Matching Contribution Account at any relevant time shall not be less than an amount ("X") determined by the formula: X = P(AB + (RxD)) -(RxD), where "P" is the vested percentage at the relevant time; "AB" is the account balance (i.e., the amount in the Employer Profit-Sharing or Employer Matching Contribution Account) at the relevant time; "D" is the amount of the payment; "R" is the ratio of the account balance at the relevant time to the account balance after payment; and the relevant time is the time at which, under the Plan, the Participant's vested interest in the amount in the Employer Profit-Sharing or Employer Matching Contribution Account cannot increase.

                    (3) If the Participant returns to service of the Employer before incurring five consecutive One-Year Breaks in Service, the Participant shall continue to vest in the amount in his Employer Profit-Sharing or Employer Matching Contribution Account in accordance with the provisions set forth above.

                    (4) If the Participant incurs five consecutive One-Year Breaks in Service, the amount in the Participant's Employer Profit-Sharing or Employer Matching Contribution Account, as determined under
          Section 7.6(a)(2), shall be forfeited under Section 7.6(a) and shall be applied in accordance with Section 5.8, as of the last day of the Plan Year in which the Participant incurs five consecutive One-Year Breaks in Service.

               (b)  WHERE PAYMENT OF VESTED ACCRUED BENEFIT MADE UPON
                    -------------------------------------------------
     TERMINATION OF EMPLOYMENT. If a Participant separates from the service of
     -------------------------
     the Employer, and the present value (i.e., the vested amount in a Participant's Accounts) of the Participant's Vested Accrued Benefit derived from Employer contributions does not exceed (and has not at the time of any prior distribution exceeded) $3,500, the Participant shall receive a distribution of the value of his entire Vested Accrued Benefit (and if his entire Vested Accrued Benefit is $0, he shall be deemed to have received, as a cash-out of his Vested Accrued Benefit under the Plan, such $0), and the nonvested portion of his Accrued Benefit shall be forfeited at the time of such distribution; if the value of the Participant's Vested Accrued Benefit derived from Employer contributions exceeds (or at the time of any prior distribution exceeded) $3,500 and if the Participant separates from the service of the Employer and elects to receive no less than the entire value of the Participant's Vested Accrued Benefit derived from Employer contributions, the nonvested portion shall be treated as a forfeiture at the time of distribution to the Participant of his Vested Accrued Benefit; if the Participant elects, pursuant to the provisions of Section 7.3, to have distributed less than his entire Vested Accrued Benefit derived from Employer contributions, the part of the nonvested portion that shall be treated as a forfeiture is the total nonvested portion multiplied by a fraction, the numerator of which is the amount of the distribution attributable to Employer contributions and the denominator of which is the total value of his Vested Accrued Benefit derived from Employer contributions. To the extent the nonvested portion is not or cannot be forfeited at the time of a Participant's separation from service because of the rules set forth in this Section 7.6(b), the rules of
     Section 7.6(a) shall apply. If a Participant receives a distribution pursuant to this Section 7.6(b) (except as otherwise provided in the immediately preceding sentence) and resumes employment covered under the Plan, the Participant's Accrued Benefit derived from Employer contributions shall be restored to the amount on the date of distribution if the Participant repays to the Plan the full amount of the distribution attributable to Employer contributions on or before the earlier of:

                    (1) The fifth anniversary of the Participant's resumption of covered employment; or

                    (2) The date the Participant incurs five consecutive One-Year Breaks in Service.

          If a Participant is deemed to receive a distribution pursuant to this
Section 7.6(b), and the Participant resumes employment covered under this Plan before the date the Participant incurs five consecutive One-Year Breaks in Service, upon the reemployment of such Participant, the Employer-derived account balance of the Participant shall be restored to the amount on the date of such deemed distribution.

          Forfeitures under this Section 7.6(b) shall be applied in accordance with Section 5.8 for the Plan Year in which the forfeiture occurs under this
Section 7.6(b).


                                 ARTICLE VIII
                            ALIENATION OF BENEFITS
                            ----------------------

          8.1  ALIENATION OF BENEFITS GENERALLY PROHIBITED.  The right of any
               -------------------------------------------
Participant or Beneficiary to any benefit payment shall not be subject to any voluntary or involuntary alienation or assignment. The preceding sentence shall also apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is a Qualified Domestic Relations Order, or is a domestic relations order entered before January 1, 1985.

          8.2  SPECIAL PROVISION WITH RESPECT TO QUALIFIED DOMESTIC RELATIONS
               --------------------------------------------------------------
ORDERS.  If the Qualified Domestic Relations Order so provides:
------

               (a) Plan assets allocated to an alternate payee shall be placed in a separate account established for such alternate payee, and such alternate payee shall be entitled, with respect to such separate account, to all the rights of a Participant under the Plan, including, but not limited to, the investment direction rights, if any, of such Participant; and

               (b) Distribution of the vested amount in such separate account shall be made to such alternate payee at such time as the Qualified Domestic Relations Order provides, even if such date precedes the date on which a Participant is entitled to payment under the Plan, but such distribution shall only be made in one lump-sum payment if made prior to the date on which the Participant would otherwise first be entitled to receive payment.

                                  ARTICLE IX
                                     LOANS
                                     -----

          9.1  LIMITATIONS.  Upon the filing of an application with the
               -----------
Committee by a Participant or Beneficiary who is a party in interest with respect to the Plan (within the meaning of section 3(14) of ERISA) on the appropriate form, the Committee shall, within 90 days from the date of receipt of such application, direct the Trustee to make a loan to such Participant or Beneficiary, provided such loan:

               (a) Is available to all such Participants and Beneficiaries on a reasonably equivalent basis;

               (b) Is not made available to Highly Compensated Employees and their Beneficiaries in an amount greater than the amount made available to other Employees and Beneficiaries;

               (c) Bears a reasonable rate of interest within the meaning of 29 CFR (S) 2550.408b-1;

               (d) Is adequately secured within the meaning of 29 CFR (S) 2550.408b-1;

               (e) Does not exceed (when added to the outstanding balance of all other loans to the same Participant or Beneficiary from the Plan) the lesser of:

                    (1) $50,000 (reduced by the excess (if any) of (i) the highest outstanding balance of loan(s) from the Plan during the one-year period ending on the day before the date on which the loan was made over (ii) the outstanding balance of loans from the Plan on the date on which such loan was made); or

                    (2) One-half of the present value of the Participant's Vested Accrued Benefit attributable to the Participant's or Beneficiary's Base Contribution Account, Employee After-Tax Contribution Account, Employer After-Tax Matching Contribution Account, and his Employer Matching Contribution Account;

               (f) Is repayable, except as otherwise provided in Section 9.4, by its terms within the whole number of years, not to exceed five years from the date of the loan, elected by the Participant or Beneficiary;

               (g) Shall not be made to any owner-employee (within the meaning of section 401(c)(3) of the Code) or shareholder-employee (as defined in section 1379 of the Code, as in effect on the date before the date of the enactment of the Subchapter S Revision Act of 1982);

               (h) Requires amortization in level payments of principal and interest made not less frequently than quarterly over the term of the loan;

               (i)  Is in an amount not less than $1,000; and

               (j) Complies with any other limitation on loans specified in this Article IX.

          In the event of default, to the extent security for the loan is the Participant's Vested Accrued Benefit, foreclosure on the note and attachment of security shall not occur until a distributable event occurs under the Plan.

          An assignment or pledge of any portion of the Participant's or Beneficiary's interest in the Plan and a loan, pledge or assignment with respect to any insurance contract purchased by the Plan shall be treated as a loan under this Section 9.1.

          For purposes of this Section 9.1, the rules of section 414(b), (c),
(m), and (o) shall apply, and all plans of the Sponsoring Company and the Affiliated Companies shall be treated as one plan.

          The Committee, provided the above requirements are met, shall grant such request. In such event the Committee shall be responsible for complying with any legal requirements affecting said loan, such as Federal Reserve regulations.

          9.2  INTEREST.  All such loans shall bear a reasonable rate of
               --------
interest, which shall, in accordance with 29 CFR (S) 2550.408b-1, provide the Plan with a return commensurate with the interest rates charged by persons engaged in the business of lending money for loans which would be made under similar circumstances. The Committee has determined that such rate of interest shall be one percentage point above the prime rate at CORESTATES BANK, N.A., Philadelphia, Pennsylvania (or any successor thereto) for the first business day of the month in which the loan is granted. Every loan applicant shall receive a clear statement of the charges involved in each loan transaction. This statement shall include the dollar amount and the annual interest rate of the finance charge.

          9.3  REPAYMENT - COLLECTION.  Any such loan or loans shall be repaid
               ----------------------
by the Participant or Beneficiary within a period certain requested by the Participant or Beneficiary but not to exceed, except in the case of loans subject to Section 9.4, a period of five years from the date the loan or loans are made, and such loan or loans shall by their terms require repayment within such period. The loan or loans shall be evidenced by a promissory note and shall be secured by payroll deduction if the Participant is in the active service of the Employer and shall be secured by the Participant's or Beneficiary's Vested Accrued Benefit but not to exceed 50 percent of the present value of such Vested Accrued Benefit. In the event the Participant or Beneficiary does not repay the loan within the period certain, the Trustee shall deduct the total amount of such loan or loans or any portion thereof from that portion of the Vested Accrued Benefit which serves as collateral for the loan, but only when a distributable event occurs under the Plan. In the event the amount of any such payment, distribution or other collateral is insufficient to repay the remaining balance on the loan or loans including interest, the Participant or Beneficiary shall be liable for, and continue to make, payments on any balance still due from such Participant or Beneficiary. Subject to the terms of the Plan, the Participant or Beneficiary shall repay the loan or loans in installments in such manner as shall comply with Section 9.1.

          9.4  EXCEPTION FOR HOME LOANS.  Notwithstanding Section 9.1(f) and
               ------------------------
Section 9.3, any loan used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as the principal residence of the Participant may be repayable within a period in excess of five years.

          9.5  NUMBER OF LOANS.  A Participant or Beneficiary may not have more
               ---------------
than one loan outstanding at any time. A Participant who repays a loan may not receive a new loan until six months have elapsed since the date of final repayment of the previous loan.

          9.6  LOANS - INDIVIDUAL INVESTMENTS.  Until a loan to a Participant or
               ------------------------------
Beneficiary is repaid, the outstanding balance of the loan shall be treated as an investment by such Participant or Beneficiary for his Accounts only, and the interest paid by such Participant or Beneficiary shall be credited to the Accounts, as applicable, of such Participant or Beneficiary. Such Participant's or Beneficiary's Accounts shall not share in any other earnings of the Plan with respect to the amount of the loan. The amount of each repayment shall be invested in accordance with the regular investment provisions selected under
Section 5.3.

          9.7  ACCOUNTS AVAILABLE FOR LOANS.  Any loan made to a Participant or
               ----------------------------
Beneficiary under this Article IX shall be made first (in the case of a Participant or Beneficiary who is not a Resident of Puerto Rico) from the Participant's or Beneficiary's Base Contribution Account, or (in the case of a Participant or Beneficiary who is a Resident of Puerto Rico) from the Participant's or Beneficiary's Employee After-Tax Contribution Account, then, to the extent the amount of the loan exceeds the amount which may be borrowed from the Participant's or Beneficiary's Base Contribution or Employee After-Tax Contribution Account (as applicable), from the vested portion of his Employer Matching Contribution Account, or if the Participant or Beneficiary is a Resident of Puerto Rico, from his Employer After-Tax Matching Contribution Account. No loans may be made from a Participant's or Beneficiary's Employer Profit-Sharing Contribution Account. Loan amounts from each Account shall be taken PRO RATA from the Funds in which such Account is invested.

                                   ARTICLE X
                         WITHDRAWALS DURING EMPLOYMENT
                         -----------------------------

          Withdrawals by a Participant of his Vested Accrued Benefit while such Participant is employed by an Employer shall be permitted only in accordance with the rules set forth in this Article X.

          10.1 WITHDRAWALS AFTER AGE 59-1/2.  A Participant who has attained age
               ----------------------------
59-1/2 may, upon request at any time, withdraw part or all of the amount credited to his Supplemental Contribution Account, his Base Contribution Account, his Employee After-Tax Contribution Account, his Employer Profit-Sharing Contribution Account, his Employer After-Tax Matching Contribution Account, and his Employer Matching Contribution Account, valued as of the most recent Valuation Date.

          10.2 WITHDRAWALS BEFORE AGE 59-1/2.  Except as provided in this
               -----------------------------
Section 10.2, no withdrawals shall be permitted of a Participant's Vested Accrued Benefit, while such Participant is employed by an Employer if the Participant has not attained age 59-1/2.

               (a) HARDSHIP WITHDRAWALS.
                     --------------------

                         (1)  AMOUNTS SUBJECT TO WITHDRAWAL; TIMING OF
                              ----------------------------------------
          WITHDRAWAL ELECTION. A Participant who:
          -------------------
                              (i) Incurs a Hardship, as defined in Section 10.2(a)(2)(i) below;

                              (ii) Demonstrates, in accordance with Sections 10.2(a)(3) and (4) below, that a withdrawal is necessary to meet such Hardship; and

                              (iii) Satisfies the additional requirements set forth in Section 10.2(a)(5) below,

          may elect to withdraw, as of any Valuation Date in the Plan Year, any portion or all of the amount then credited to:

                                   (A)  If the Participant is not a Resident of
                    Puerto Rico, his Base Contribution Account (but not the earnings thereon); if the Participant is a Resident of Puerto Rico, his Employee After-Tax Contribution Account;

                                   (B)  If he has withdrawn, or also elects to
                    withdraw, the amounts described in Section
                    10.2(a)(1)(iii)(A), the vested amounts credited to his Employer Matching Contribution Account (if the Participant is not a Resident of Puerto Rico), or the amounts credited to his Employer After-Tax Matching Contribution Account (if the Participant is a Resident of Puerto Rico); and

                                   (C)  If he has withdrawn, or also elects to
                    withdraw, the amounts described in Section
                    10.2(a)(1)(iii)(A) and (B), the vested amount credited to his Employer Profit-Sharing Contribution Account (if the Participant is not a Resident of Puerto Rico);

          provided, however, that he has withdrawn, or also elects to withdraw, 100 percent of the amount credited to his Supplemental Contribution Account under Section 10.2(b), and that he has borrowed all amounts which he is entitled to borrow from this Plan or any other plan. A financial need shall not fail to qualify as an Immediate and Heavy Financial Need merely because such need was reasonably foreseeable or voluntarily incurred by the Participant. Such withdrawal shall only be permitted if the Committee determines that the requirements set forth in Section 10.2(a)(2), (3), (4), and (5) below are satisfied. If the Committee determines that the requirements of Section 10.2(a)(2), (3), (4), and (5) are satisfied, the Committee shall direct that the requested amount be paid to the Participant as soon as practicable. The withdrawal election shall be made at least 30 days prior to the effective date of the withdrawal on the appropriate form furnished by the Committee for such purpose.

                         (2)  DEFINITIONS. The following definitions apply for
                              -----------
          purposes of this Section 10.2(a):

                              (i)   "HARDSHIP" shall mean an Immediate and Heavy
                                     --------
               Financial Need of the Participant where such Participant lacks other available resources.

                              (ii)  "IMMEDIATE AND HEAVY FINANCIAL NEED" shall
                                     ----------------------------------
               mean:

                                    (A) Expenses for medical care described in
                    section 213(d) of the Code previously incurred by the Participant, the Participant's spouse, or his dependents (within the meaning of section 152 of the Code) or necessary for such persons to obtain medical care described in section 213(d) of the Code;

                                    (B) Costs directly related to the purchase
                    of a principal residence for the Participant (excluding mortgage payments);

                                    (C) Payment of tuition, related educational
                    fees, and room and board expenses, for the next 12 months of post-secondary education for the Participant, the Participant's spouse, or the Participant's children or dependents (within the meaning of section 152 of the Code);

                                    (D) Payments necessary to prevent the
                    eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

                                    (E) Amounts necessary to pay any Federal,
                    state, or local income tax liabilities, including any interest or penalties thereon reasonably anticipated to result from the distribution.

                    (3)  WITHDRAWAL NECESSARY TO SATISFY HARDSHIP. The Committee
                         ----------------------------------------
          shall only permit a Hardship withdrawal if the Committee determines that the withdrawal is necessary to meet one or more of the Immediate and Heavy Financial Needs set forth in Section 10.2(a)(2)(ii) above. A withdrawal shall be determined by the Committee to be necessary to meet such Immediate and Heavy Financial Need only if both of the following conditions are satisfied:

                         (i) The requested withdrawal is not in excess of the amount of the Immediate and Heavy Financial Need of the Participant. The amount of an Immediate and Heavy Financial Need may include any amounts necessary to pay any Federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

                         (ii) The Participant has obtained all distributions, other than Hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employers.

                         (iii)  The Plan and all other plans maintained by the

               Employers limit the Participant's elective contributions for the next taxable year to the applicable limit under section 402(g) of the Code for that year minus the Participant's elective contributions for the year of the hardship distribution.

                    (4)  REPRESENTATIONS OF PARTICIPANT.  A Participant making
                         ------------------------------
          such withdrawal election shall represent in writing to the Committee that he has an Immediate and Heavy Financial Need, that the amount requested to be withdrawn is necessary to relieve such Need, and that such Need cannot be relieved:

                         (i) Through reimbursement or compensation by insurance or otherwise;

                         (ii) By reasonable liquidation of the Participant's assets, including those assets of his spouse and minor children that are reasonably available to him, to the extent such liquidation would not itself cause an Immediate and Heavy Financial Need;

                         (iii)  By cessation of Base Contributions; or

                         (iv) By other distributions or nontaxable (at the time of the loan) loans from this Plan or any other plan maintained by the Employers or other employer, or by borrowing from commercial sources on reasonable commercial terms.

                    (5)  ADDITIONAL REQUIREMENTS. A Participant who receives a
                         -----------------------
          Hardship distribution of Base Contributions under this Section 10.2(a) shall not be permitted to make any Base Contributions under this Plan, or any elective deferrals or employee contributions under any other qualified or nonqualified plan of deferred compensation maintained by the Employers (including a stock option, stock purchase, or similar plan, or a cash or deferred arrangement that is part of a cafeteria plan described in section 125 of the Code, but not including the mandatory employee contribution portion of a defined benefit plan or any health or welfare benefit plan, including one that is part of a cafeteria plan) for a period of 12 months following receipt of such distribution. If a Participant receives a distribution of Base Contributions under this Section 10.2(a), the dollar limitation of section 402(g) of the Code, as described in Section 3.1(a), shall be reduced with respect to such Participant, for the calendar year following the calendar year in which such distribution is received, by an amount equal to the amount of such distribution, under this Plan and under any other plan maintained by the Employers to which such limitation applies.

               (b) WITHDRAWAL OF SUPPLEMENTAL CONTRIBUTIONS. A Participant may, by filing a written request with the Committee, elect to withdraw up to 100% of the amount credited to his Supplemental Contribution Account (valued as of the most recent Valuation Date); provided, however, that no more than three such withdrawals shall be made during any Plan Year, and that no withdrawal of less than $200 shall be permitted.

                                  ARTICLE XI
                   ALLOCATION OF FIDUCIARY RESPONSIBILITIES
                   ----------------------------------------

          11.1 ALLOCATION OF RESPONSIBILITY.  Authority and responsibility for
               ----------------------------
management of the Plan and Trust shall be allocated among the following persons:

               (a) The Board of Directors of the Sponsoring Company shall be a "named fiduciary" of the Plan for purposes of section 402(a)(1) of ERISA with the exclusive authority to appoint, remove and replace the members of the Committee described in Article XII. Said Board of Directors shall also have the authority to appoint, remove and replace the Trustee, as provided in Section 13.4.

               (b) The Committee shall be a "named fiduciary" of the Plan for purposes of section 402(a)(1) of ERISA with sole responsibility for the administration of the Plan, as set forth in Article XII.

               (c) The Trustee shall be a fiduciary of the Plan and shall have sole responsibility for the management, control and investment of the Trust assets in accordance with the direction of the Committee and Participants.

          11.2 RESPONSIBILITY NOT JOINT.  It is the purpose of the Plan and the
               ------------------------
Trust Agreement to allocate to each of the fiduciaries identified in Section
11.1 exclusive responsibility for prudent execution of the functions assigned thereto and no responsibility for execution of functions assigned to any other fiduciary. Whenever one such fiduciary is required by the Plan or the Trust Agreement to follow the directions of another such fiduciary, the two fiduciaries shall not be deemed to have been assigned a shared responsibility, but the fiduciary giving the directions shall have sole responsibility for the functions assigned to him, including issuing such directions, and the fiduciary receiving the directions shall have sole responsibility for the functions assigned to him, including following such directions insofar as they are on their face proper under the Plan and the Trust Agreement and under applicable law.

          11.3 ACT IN INTEREST OF PARTICIPANTS.  In carrying out the
               -------------------------------
responsibilities allocated to him under the Plan and the Trust Agreement, each fiduciary shall act solely in the interests of the Plan's Participants and their Beneficiaries and to defray the reasonable expenses of administering the Plan.

          11.4 ADVISORS.  A fiduciary identified in Section 11.1 may employ one
               --------
or more persons to render advice with regard to such fiduciary's responsibilities under the Plan, in which case the expense of such advisor or the advisors shall be paid either out of the Trust assets or by the Participating Companies, as the Sponsoring Company shall determine.


                                  ARTICLE XII
                         THE ADMINISTRATIVE COMMITTEE
                         ----------------------------

          12.1 APPOINTMENT OF COMMITTEE.  The Committee shall consist of not
               ------------------------
less than three persons appointed by the Board of Directors of the Sponsoring Company, who shall serve during the pleasure of such Board. Any member of the Committee may resign at any time by giving 30 days' written notice to the Committee, the Trustee, and the Sponsoring Company. Any member of the Committee may be removed by the Board, which shall fill all vacancies in the Committee occurring upon the death, resignation, expiration of term or removal of a member of the Committee. The Sponsoring Company shall notify the Trustee of the appointment of members of the Committee, and of any subsequent changes in its membership.

          12.2 CHAIRMAN AND SECRETARY.  The Committee members shall elect a
               ----------------------
chairman and a secretary. The chairman shall preside at all meetings, and the secretary shall keep records of all meetings, and shall notify the Trustee of all necessary communications.

          12.3 COMMITTEE PROCEDURES.  A majority of the members of the Committee
               --------------------
shall constitute a quorum for the purpose of taking action at any meeting. Action at a meeting taken by a majority of all Committee members then in office shall be the action of the Committee. Resolutions may be adopted or other action taken without a meeting upon written consent signed by all of the members of the Committee. The Committee may designate one of its members or any other individual to sign any documents on its behalf. No member of the Committee shall act on any matter which involves his personal interest or benefit under the Plan as distinguished from the general interest of all Participants. Any action taken on matters within the discretion of the Committee shall be final and conclusive as to the parties hereto and as to all Participants or Beneficiaries claiming any right under the Plan.

          12.4 POWERS OF COMMITTEE.  The Committee shall have sole
               -------------------
responsibility for administration of this Plan, and shall supervise and control the operation of the Plan in accordance with its terms. It shall have the responsibility, the discretion, the power and the authority to do all things necessary to accomplish that purpose, including, but not limited to, the responsibility, discretion, power and authority to do the following:

               (a) To construe and interpret the terms and provisions of the Plan, including disputed or doubtful terms;

               (b) To adopt such rules and regulations under the Plan as it may consider desirable for the administration of the Plan;

               (c) To determine all questions of eligibility for participation under the Plan;

               (d) To determine all questions concerning the amount, time and manner of payment of benefits under the Plan;

               (e) To prescribe procedures to be followed by Employees, Participants and Beneficiaries under the Plan;

               (f) To prepare and distribute appropriate information concerning the Plan;

               (g) To issue written directions to the Trustees concerning all benefits which are to be paid from the Trust pursuant to the Plan; and

               (h) To keep such records, make such reports, and do such other acts as it deems necessary or appropriate in order to comply with the requirements of the Plan, the Code, ERISA, and governmental regulations thereunder.

To the maximum extent permitted by law, the Committee's determinations on all such matters shall be final and binding upon the Sponsoring Company, the Participating Companies, Participants and other Employees, and all other parties.

          12.5 PROTECTION OF TRUSTEE.  The Trustee shall be fully protected in
               ---------------------
accepting and relying upon a certification in writing by the Committee, signed by the Secretary or by any two members thereof, to the occurrence or happening of any event contemplated in this Plan, and the Trustee shall incur no liability or responsibility for so doing.

          12.6 OUTSIDE CONSULTANTS.  The Committee may from time to time consult
               -------------------
with counsel (who may also be counsel for the Sponsoring Company), and the opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect to any action taken or suffered by the Committee in good faith and in accordance with the opinion of such counsel.

          The Committee may also engage or consult with accountants (who may also be accountants for the Sponsoring Company), and the opinion of such accountants with respect to accounting matters shall be full and complete authorization and protection in respect to any action taken or suffered by the Committee in good faith and in accordance with the opinion of such accountants.

          12.7 FUNDING POLICY.  The Committee shall, at least annually, estimate
               --------------
the amount of the benefit payments which the Plan will be required to make, taking into account anticipated employee retirements and terminations and all other relevant factors, and, on the basis of such estimate, determine the Plan's need for liquidity. The Committee shall report each such determination in writing to the Trustee for consideration in the formulation of investment policy for the Trust.

          12.8 EXPENSES.  The members of the Committee shall serve without
               --------
compensation for services as such, but all expenses of the Committee shall be paid by the Sponsoring Company.

          12.9 INDEMNIFICATION AND INSURANCE.
               -----------------------------

               (a)  INSURANCE.  The Sponsoring Company may, in its discretion,
                    ---------
     obtain, pay for, and keep current a policy or policies of insurance, insuring members of the Committee and any other employee to whom responsibilities under the Plan have been assigned against any and all liabilities, costs, and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of their duties, responsibilities, and obligations under the Plan and any applicable Federal or state law.

               (b)  INDEMNITY.  If the Sponsoring Company does not obtain,
                    ---------
     pay for, and keep current the type of insurance policy or policies referred to in Section 12.9(a), or if such insurance is provided but any of the members of the Committee or other employee to whom responsibilities under the Plan have been assigned incurs any costs or expenses which are not covered under such policies, then, in either event, the Sponsoring Company shall, to the extent permitted by law, indemnify such member of the Committee or other such employee against any and all claims, loss, damages, expense (including legal fees) and liability arising from any action or failure to act, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such member or other employee.

          12.10  CLAIMS PROCEDURE.  The Committee shall make all determinations
                 ----------------
as to the right of any person to a benefit under the Plan. If the Committee denies in whole or in part any claim for a benefit under the Plan by a Participant or a Beneficiary, the Committee shall furnish the claimant with notice of the decision not later than 90 days after receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed the period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the final decision.

          The written notice which the Committee shall provide to every claimant who is denied a claim for benefits shall set forth in a manner calculated to be understood by the claimant:

               (a)  The specific reason or reasons for the denial;

               (b) Specific reference to pertinent Plan provisions on which the denial is based;

               (c) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

               (d) Appropriate information as to the steps to be taken if the claimant wishes to submit his claim for review.

          A claimant or his authorized representative may request a review of the denied claim by the Committee. Such request shall be made in writing and shall be presented to the Committee not more than 60 days after receipt by the claimant of written notification of the denial of a claim. The claimant shall have the right to review pertinent documents and to submit issues and comments in writing. The claimant may, if he so desires, request a hearing before a decision is made by the Committee, in which case the Committee may designate one of its members to conduct such hearing and report to the full Committee. Any such hearing shall be held within 60 days of the claimant's request therefor.
If a hearing is not requested by a claimant, the Committee shall review the claim based upon the pertinent documents and upon the consideration of such issues and comments as the claimant may direct in writing to the Committee. The Committee shall make its decision on review not later than 60 days after receipt of the claimant's request for review, unless special circumstances (such as the holding of a hearing at the claimant's request) require an extension of time, in which case a decision shall be rendered as soon as possible but not later than 120 days after receipt of the request for review. If an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.

          It is intended that the claims procedure of this Plan be administered in accordance with the claims procedure regulations of the Department of Labor as set forth in 29 CFR (S) 2560.503-1.


                                 ARTICLE XIII
                                  THE TRUSTEE
                                  -----------

          13.1 TRUST ASSETS.  The Trust which is a part of this Plan shall
               ------------
consist of all amounts contributed under the Plan and transferred to it as of January 1, 1995, from the Prior Plan, and the earnings and appreciation thereon, less depreciation thereon and less payments made by the Trustee under the Trust Agreement entered into pursuant to the Plan.

          13.2 DUTIES OF TRUSTEE.  The Trustee shall hold, invest, reinvest and
               -----------------
administer the Trust assets, under the Plan, as fully set forth in the Trust Agreement entered into pursuant to the Plan.

          13.3 TRUST PURPOSE.  Except as provided in Sections 3.11 and
               -------------
4.2(b)(4), all contributions are made for the exclusive benefit of the Participants and their Beneficiaries, and such contributions shall not be used for, or diverted to, purposes other than for the exclusive benefit of the Participants and their Beneficiaries (including the costs of maintaining and administering the Plan and Trust).

          13.4 REMOVAL AND RESIGNATION OF TRUSTEE.  The Board of Directors of
               ----------------------------------
the Sponsoring Company may remove the Trustee at any time upon delivery of written notice as provided in the Trust Agreement; and the Trustee may resign at any time upon delivery of such notice to the Sponsoring Company, as provided in the Trust Agreement. Upon such removal or resignation of the Trustee, the Sponsoring Company shall appoint a successor trustee.


                                  ARTICLE XIV
             PLAN AMENDMENT, MERGER, CONSOLIDATION, OR TERMINATION
             -----------------------------------------------------

          14.1 AMENDMENT.
               ---------

               (a)  GENERAL.  Subject to the provisions of Article XV and the
                    -------
     limitations set forth below in this Section 14.1, the Sponsoring Company shall have the right to amend the Plan and the Trust Agreement with respect to all Participating Companies by action of the Board of Directors at any time and from time to time, to the extent it may deem advisable or appropriate.

               (b)  LIMITATIONS.  No amendment shall cause or permit:
                    -----------

                    (1) The duties or liabilities of the Trustee to be increased without its written consent;

                    (2) Any part of the corpus of the Trust or of the income thereof to be used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries, except as provided in Sections 3.11 and 4.2(b)(4);

                    (3) Any Participant or his Beneficiary to be deprived of any benefit to which he was entitled under the Plan by reason of contributions made by a Participating Company or Participant prior to such amendment, unless such amendment is necessary either to conform the Plan to, or to satisfy the conditions of, any law, governmental regulation, or ruling, or to permit the Plan to meet the requirements of the Code or ERISA; or

                    (4) In the case of an Employee who is a Participant on (i) the date the amendment is adopted, or (ii) the date the amendment is effective, if later, the nonforfeitable percentage (determined as of the date specified in (i) or (ii)) of such Employee's right to his Accrued Benefit derived from Participating Company contributions to be less than such percentage computed under the Plan without regard to such amendment.

               (c)  AMENDMENT OF VESTING SCHEDULE.  If the Plan's vesting
                    -----------------------------
     schedule is amended or the Plan is amended in any way that directly or indirectly affects the computation of a Participant's nonforfeitable percentage or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Participant with at least three years of service with the Employer may elect, within a reasonable period after the amendment or change, to have his nonforfeitable percentage computed under the Plan without regard to such amendment or change.

               The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

                    (1)  60 days after the amendment is adopted;

                    (2)  60 days after the amendment becomes effective; or

                    (3) 60 days after the Participant is issued a written notice of the amendment by the Employer or Committee as Plan administrator.

               (d)  FURTHER LIMITATIONS UPON AMENDMENT. No amendment to the Plan
                    ----------------------------------
     shall be effective to the extent that it has the effect of decreasing a Participant's Accrued Benefit. For purposes of this Section 14.1(d), a Plan amendment which has the effect of decreasing a Participant's account balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment, shall be treated as reducing an Accrued Benefit. Furthermore, if the vesting schedule of the Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of any Employee's right to his Employer-derived Accrued Benefit shall not be less than his percentage computed under the Plan without regard to such amendment.

               (e)  AMENDMENT PROCEDURE.  Any amendment shall be made only
                    -------------------
     pursuant to resolution(s) of the Board of Directors of the Sponsoring Company adopted at a duly held meeting of said Board of Directors or by unanimous written consent of said Board of Directors. A certified copy of the resolutions adopting any amendment and a copy of the adopted amendment as executed by the Sponsoring Company shall be delivered to the Committee and to the Trustee.

               Upon the taking of such action by the Board of Directors, the Plan or Trust Agreement shall be deemed amended as of the date specified as the effective date by such Board of Directors action or in the instrument of amendment. The effective date of any amendment may be before, on, or after the date of such Board of Directors action.

          14.2 MERGER, CONSOLIDATION OR TRANSFER OF ASSETS.  The Plan and Trust
               -------------------------------------------
shall not be merged or consolidated with, nor shall any assets or liabilities be transferred to, any other plan and trust, unless the benefits payable to each Participant if the Plan or other plan were terminated immediately after such action would be equal to or greater than the benefits which would have been payable to each Participant if the Plan or other plan had been terminated immediately before such action.

          14.3 TERMINATION OF PLAN AND TRUST; DISCONTINUANCE OF CONTRIBUTIONS.
               --------------------------------------------------------------

               (a)  RIGHT TO TERMINATE PLAN AND/OR TO DISCONTINUE CONTRIBUTIONS.
                    -----------------------------------------------------------
     Each Participating Company contemplates that the Plan shall be permanent and that it shall be able to make contributions to the Plan. Nevertheless, if a Participating Company determines by its Board of Directors by resolution(s) adopted at a duly held meeting of said Board of Directors or by unanimous written consent of said Board of Directors or, if not incorporated, by its governing entity, by appropriate written action, for reasons not now foreseen, to terminate (as to such Participating Company) the Plan and Trust completely, they shall be terminated insofar as they are applicable to such Participating Company as of the date specified by such Participating Company. A certified copy of such resolution(s), if it is incorporated, or of such appropriate written action, if it is not incorporated, shall be delivered to the Committee and the Trustee. The Sponsoring Company by its Board of Directors by resolution(s) adopted at a duly held meeting of said Board of Directors or by unanimous written consent of said Board of Directors may also terminate the Plan and Trust completely with respect to all Participating Companies. A certified copy of such resolution(s) shall be delivered to the Committee and the Trustee and to each Participating Company.

               If a Participating Company by its Board of Directors or other governing entity determines that it is impossible or inadvisable for it to make further contributions as provided in the Plan, such Participating Company may by its Board of Directors by resolution(s) adopted at a duly held meeting of said Board of Directors or by unanimous written consent of said Board of Directors or, if it is not incorporated, by its governing entity, by appropriate written action, without terminating the Trust, permanently discontinue all further contributions by such Participating Company. The Sponsoring Company by its Board of Directors, by resolution(s) adopted at a duly held meeting of said Board of Directors or by unanimous written consent of said Board of Directors may similarly discontinue all further contributions by all Participating Companies without terminating the Trust. A certified copy of such resolution(s) shall be delivered to the Committee and the Trustee. Thereafter, the Committee and the Trustee shall continue to administer all the provisions of the Plan which are necessary and remain in force, other than the provisions relating to contributions by such Participating Company. However, the Trust shall remain in existence with respect to such Participating Company and all of the provisions of the Trust Agreement shall remain in force.

               (b) CONTINUANCE OF TRUST AFTER COMPLETE DISCONTINUANCE OF
                   -----------------------------------------------------
     CONTRIBUTIONS TO PLAN AND VESTING OF AFFECTED EMPLOYEES.  Upon complete
     -------------------------------------------------------
     discontinuance of contributions to the Plan, the rights of affected Employees under the Plan and Trust shall become fully vested and nonforfeitable, notwithstanding any other provisions of the Plan, but in all other respects the Plan and Trust shall continue in effect and be administered in accordance with the provisions of the Plan and Trust Agreement.

          14.4 VESTING AND DISTRIBUTION UPON TERMINATION.
               -----------------------------------------

               (a)  VESTING AND DISTRIBUTION OF TRUST ASSETS UPON TERMINATION OR
                    ------------------------------------------------------------
     PARTIAL TERMINATION.  Upon termination or partial termination of the Plan,
     -------------------
     notwithstanding any other provisions of the Plan, the rights under the Plan and Trust of the affected Employees or, in the case of a partial termination, of the affected Employees in the terminated portion of the Plan, shall become vested and nonforfeitable. The Trustee, at the direction of the Committee, shall make payment of such amounts in accordance with the terms of the Plan. Upon final termination of the Trust, at such time as shall be determined by the Sponsoring Company after notification to the Committee, the Committee shall direct the Trustee to liquidate the assets held in the Participant's Accounts and, after payment of all expenses and proportional adjustment of each Participant's Accounts to reflect income or losses to the date of termination, to distribute in one lump sum the balance of each Participant's Accrued Benefit to each Participant, retired Participant, or, if appropriate, to the Participant's Beneficiary.

               (b)  DISTRIBUTEES WHOSE WHEREABOUTS ARE UNKNOWN.  In the case of
                    ------------------------------------------
     any distributee described herein at the time of distribution upon termination of the Plan or Trust whose whereabouts are unknown, the Committee shall notify such individual at the last known address by certified mail with return receipt requested advising such individual of the right to such a benefit. If the distributee cannot be located in this manner, the Trustee shall establish a custodial account for such individual's benefit in a Federally insured bank, savings and loan association or credit union in which the individual's account balance shall be deposited. Upon the distribution of all Plan assets, the Trustee shall be discharged from all obligations under the Plan and Trust and no Participant or Beneficiary shall have any further rights or claims thereunder.

          14.5 LIMITATIONS ON DISTRIBUTIONS OF ELECTIVE DEFERRALS.
               --------------------------------------------------

               (a)  GENERAL RULES.  Notwithstanding any other provision in the
                    -------------
     Plan, no Elective Deferral (within the meaning of Section 3.10(c)(1)) or the income allocable thereto shall be distributable earlier than upon one of the following events:

                    (1) The Participant's retirement, death, disability or separation from service;

                    (2) The termination of the Plan without the maintenance or establishment of another defined contribution plan (as defined in section 414(i) of the Code), other than an employee stock ownership plan (as defined in section 4975(e)(7) or section 409(a) of the Code) or a simplified employee pension (as defined in section 408(k) of the Code);

                    (3) The disposition by the Employer (provided the Employer is a corporation) to an unrelated corporation of substantially all of the assets (within the meaning of section 409(d)(2) of the Code) used by such Employer in a trade or business of such Employer if such Employer continues to maintain the Plan after the disposition, but only with respect to a Participant who continues employment with the corporation acquiring such assets; the sale of 85 percent of the assets used in a trade or business shall be deemed a sale of "substantially all" of the assets used in such trade or business;

                    (4) The disposition by an Employer (provided the Employer is a corporation) of such Employer's interest in a subsidiary (within the meaning of section 409(d)(3) of the Code) to an unrelated entity, if such Employer continues to maintain the Plan after the disposition, but only with respect to a Participant who continues employment with such subsidiary ;

                    (5)  The Participant's attainment of age 59-1/2; or

                    (6) In the case of distributions of Elective Deferrals (and of income allocable thereto credited to a Participant's account as of December 31, 1988) but not of amounts treated as Elective Deferrals (and of income allocable thereto), the Participant's Hardship, as described in Section 10.2(a).

               (b)  OTHER RULES.
                    -----------

                    (1)  RULES APPLICABLE TO DISTRIBUTIONS UPON PLAN
                         -------------------------------------------
          TERMINATION. A distribution may not be made under Section 14.5(a)(2)
          -----------
          if the Employer establishes or maintains a successor plan. The definition of "Employer" contained in Section 1.22 is applied as of the date of Plan termination and a successor plan is any other defined contribution plan maintained by the same Employer. However, if at all times during the 24-month period beginning 12 months before the termination, fewer than two percent of the employees who were eligible under the defined contribution plan that includes the cash or deferred arrangement as of the date of Plan termination are eligible under the other defined contribution plan, the other defined contribution plan is not a successor plan. The term "defined contribution plan" means a defined contribution plan as defined in section 414(i) of the Code but does not include an employee stock ownership plan as defined in section 4975(e)(7) or section 409(a) of
          the Code or a simplified employee pension (as defined in section 408(k) of the Code. A plan is a successor plan only if it exists at any time during the period beginning on the date of Plan termination and ending 12 months after distribution of all assets from the terminated Plan.

                    (2)  LIMITATIONS APPLY AFTER TRANSFER.  The limitations of
                         --------------------------------
          this Section 14.5 shall continue to apply to amounts attributable to Elective Deferrals (including amounts treated as Elective Deferrals) and income allocated thereto even if such amounts are transferred to another qualified plan of any employer except as otherwise provided in Treas. Reg. (S) 1.401(k)-1(d)(6)(iv).

               (c)  OTHER BENEFITS NOT CONTINGENT UPON ELECTIVE DEFERRALS.  No
                    -----------------------------------------------------
     other employer benefit (other than Employer Matching Contributions) may be conditioned (directly or indirectly) within the meaning of section 401(k) the Code and the Treasury regulations issued thereunder upon the Employee's electing to make or not to make Elective Deferrals under the Plan.

               (d)  DISTRIBUTION MUST BE LUMP-SUM DISTRIBUTION.  An event shall
                    ------------------------------------------
     not be treated as described in Section 14.5(a)(2), (3) or (4) with respect to any Participant unless such Participant receives a lump-sum distribution within the meaning of section 401(k)(10)(B)(ii) of the Code by reason of the event.

               (e)  TRANSFEROR CORPORATION MUST MAINTAIN PLAN.  An event shall
                    -----------------------------------------
     not be treated as described in Section 14.5(a)(3) or (4) unless the transferor corporation continues to maintain the Plan after the distribution.

          14.6 DISTRIBUTIONS UPON PLAN TERMINATION.  Subject to Section 14.5,
               -----------------------------------
the balances of Participants' Base Contribution Accounts shall be distributed to Participants or their Beneficiaries as soon as administratively feasible after the termination of the Plan.

          14.7 DISTRIBUTIONS UPON SALE OF ASSETS.  Subject to Section 14.5, the
               ---------------------------------
balances of Participants' Base Contribution Accounts shall be distributed to Participants as soon as administratively feasible after the disposition, to an entity that is not a Participating or Affiliated Company, of substantially all of the assets (within the meaning of section 409(d)(2) of the Code) used by the Participating Company in the trade or business in which the Participant is employed, but only if the Participant continues employment with the corporation acquiring such assets.

          14.8 DISTRIBUTIONS UPON SALE OF SUBSIDIARY.  Subject to Section 14.5,
               -------------------------------------
the balances of Participants' Base Contribution Accounts shall be distributed as soon as administratively feasible after the disposition, to an entity that is not a Participating or Affiliated Company, of an incorporated Participating or Affiliated Company's interest in a subsidiary (within the meaning of section 409(d)(3) of the Code) to Participants who continue employment with such subsidiary.


                                  ARTICLE XV
                    ADOPTION OF PLAN BY AFFILIATED COMPANY
                    --------------------------------------

          15.1 ADOPTION OF PLAN AND TRUST.  Any Affiliated Company may adopt
               --------------------------
this Plan and Trust by action of the Board of Directors or other governing entity of such Affiliated Company. In addition, the Affiliated Company shall execute a Plan and Trust Adoption Agreement, in the form attached hereto as Exhibit A, and may elect in such Adoption Agreement to have special provisions apply with respect to the Employees of the Affiliated Company which may differ from the provisions of the Plan applicable to other Employees. An Affiliated Company which adopts the Plan is thereafter a Participating Company with respect to its Employees for purposes of the Plan except that such adopting Affiliated Company delegates to the Board of Directors of the Sponsoring Company the power to amend and terminate the Plan and Trust Agreement as set forth in Section
15.6. The terms of the Plan, as the same may be modified by the Adoption Agreement, shall govern the rights of employees of the Participating Company.

          15.2 WITHDRAWAL FROM PLAN.  Any Participating Company by its Board of
               --------------------
Directors or other governing entity may at any time withdraw from the Plan upon giving the Committee and the Trustee at least 30 days' notice in writing of its intention to withdraw. Upon the withdrawal of a Participating Company pursuant to this Section 15.2, the Trustee shall segregate a portion of the assets in the Trust, the value of which shall equal the total amount credited to the accounts of Participants of the withdrawing Participating Company. The determination of which assets are to be so segregated shall be made by the Trustee in its sole discretion.

          15.3 EXCLUSIVE PURPOSE OF TRUST.  Neither the segregation and transfer
               --------------------------
of the Trust assets upon the withdrawal of a Participating Company nor the execution of a new trust agreement by such withdrawing Participating Company shall operate to permit any part of the Trust to be used for or directed to purposes other than for the exclusive benefit of the Participants.

          15.4 APPLICATION OF WITHDRAWAL PROVISIONS.  The withdrawal provisions
               ------------------------------------
contained in Sections 15.2 and 15.3 shall be applicable only if the withdrawing Participating Company continues to cover its Participants and eligible Employees in another profit-sharing plan and trust qualified under sections 401 and 501 of the Code. Otherwise, the termination provisions of the Plan and Trust shall apply.

          15.5 SINGLE PLAN.  Notwithstanding any other provision set forth
               -----------
herein, the Plan, as adopted pursuant to this Article XV by the Sponsoring Company and each adopting Affiliated Company, shall constitute a single plan, as such term is defined in Treas. Reg. (S) 1.414(l)-1(b)(1), as to the Sponsoring Company and each adopting Affiliated Company.

          15.6 SPONSORING COMPANY APPOINTED AGENT OF ADOPTING AFFILIATED
               ---------------------------------------------------------
COMPANIES.  Each adopting Affiliated Company appoints the Board of Directors of
---------
the Sponsoring Company as its agent to exercise on its behalf all of the power and authority conferred upon the Sponsoring Company by this Plan and Trust Agreement, including, without limitation, the power to amend this Plan and Trust Agreement as set forth in Article XIV and the power to terminate this Plan and/or the Trust Agreement as set forth in Article XIV. The authority of the Board of Directors of the Sponsoring Company to act as agent of any adopting Affiliated Company shall terminate only if the part of the Plan's assets held for the benefit of the employees of such adopting Affiliated Company shall be segregated in a separate trust as provided in Section 15.2 and such adopting Affiliated Company thereupon withdraws from the Plan in accordance with Section 15.2.


                                  ARTICLE XVI
                                 MISCELLANEOUS
                                 -------------

          16.1 EXPENSES OF PLAN.  Except as provided in the Trust Agreement, the
               ----------------
expenses of the Plan shall be paid either out of the Trust Fund or by the Participating Companies, as the Sponsoring Company shall determine.

          16.2 PLAN RESPONSIBILITIES.  The Trustee shall have sole
               ---------------------
responsibility for the administration of the Trust Fund. The Participating Companies shall be responsible only to pay over to the Trustee the contributions as provided in the Plan, and shall have no other responsibility for the administration of the Trust. Each Participant or his Beneficiary shall look solely to the Trust for any payments or benefits under the Plan.

          16.3 EMPLOYMENT MAY BE TERMINATED.  The establishment of the Plan and
               ----------------------------
of the Trust Agreement shall not confer upon any Employee or Participant the right to continue in the employ of a Participating Company, and each Participating Company expressly reserves the right to terminate the employment of any Employee, whether or not a Participant, whenever, in the Participating Company's sole judgment, the interest of the Participating Company may so require.

          16.4 RIGHTS UNDER PLAN.  No Participant shall have any right to, or
               -----------------
interest in, any assets of the Trust, except as provided under the Plan, and then only to the extent of the benefits payable under the Plan to such Participant out of assets of the Trust. All payments of benefits as provided for in this Plan shall be made solely out of the assets of the Trust.

          16.5   CONSTRUCTION.  Construction and administration of this Plan and
                 ------------
of the Trust Agreement shall be governed by Federal law under ERISA and, to the extent not governed by Federal law, by Pennsylvania law.

          16.6   APPLICATION OF PLAN.  Except as otherwise required under other
                 -------------------
provisions of the Plan, this Plan shall not apply to any Employee who retired or otherwise separated from service with a Participating Company before January 1, 1995.

          16.7   GENDER AND NUMBER.  Whenever any words are used herein in any
                 -----------------
specific gender, they shall be construed as though they were also used in any other applicable gender. The singular form, whenever used herein, shall mean or include the plural form where applicable.

          16.8   BONDING.  Except as provided in section 412 of ERISA with
                 -------
respect to certain banks and other financial institutions, every fiduciary of the Plan and every person who handles funds or other property of the Plan shall be bonded as provided in such section 412. The amount of such bond shall be fixed at the beginning of each Plan Year and shall not be less than ten percent of the amount of funds handled. In no case shall the bond be less than $1,000 nor more than $500,000, except as otherwise prescribed by the Secretary of Labor, after due notice and opportunity for hearing to all interested parties.

          16.9   HEADINGS.  The headings are for reference only.  In the event
                 --------
of a conflict between a heading and the content of an Article or Section or portion thereof, the content of the Article or Section or portion thereof shall control.

          16.10  UNCLAIMED BENEFITS.  Except as otherwise provided in Section
                 ------------------
14.4(b), any benefits payable to a Participant or Beneficiary which are not claimed for a period of five years from the date of entitlement as determined by the Committee and following a diligent effort to locate such Participant or Beneficiary, with the approval of the Committee, shall be forfeited and applied in accordance with the terms of Section 5.8; provided, however, that such forfeited benefits shall be reinstated if a claim for such forfeited benefits is made by the Participant or Beneficiary.

          16.11  FUNDING ENTITY. The Trust shall be the funding entity for the
                 --------------
Plan.


                                 ARTICLE XVII
                             TOP-HEAVY PROVISIONS
                             --------------------

          17.1 DEFINITIONS.  For purposes of this Article XVII, the following
               -----------
terms shall have the following meanings:

               (a)  "DETERMINATION DATE" shall mean, with respect to any Plan
                    --------------------
     Year, the Top-Heavy Valuation Date of the preceding Plan Year.

               (b)  "DETERMINATION PERIOD" shall mean the Plan Year containing
                    ----------------------
     the Determination Date and the four preceding Plan Years.

               (c)  "KEY EMPLOYEE" shall mean any Employee or former Employee
                    --------------
     (and the beneficiaries of any such Employee) who at any time during the Determination Period is:

                    (1) An officer of the Employer having annual compensation greater than 50 percent of the dollar limitation under section 415(b)(1)(A) of the Code;

                    (2) An owner (or a deemed owner under section 318 of the Code) of one of the ten largest interests in the Employer, if such individual's compensation from the Employer exceeds 100 percent of the dollar limitation in effect under section 415(c)(1)(A) of the Code;

                    (3)  A five-percent owner of the Employer; or

                    (4) A one-percent owner of the Employer having annual compensation from the Employer of more than $150,000.

               Annual compensation means Limitation Compensation, but including amounts contributed by the Employer pursuant to a salary reduction arrangement which are excludable from the Employee's gross income under sections 125, 402(e)(3), 402(h)(1)(B) or 403(b) of the Code.

               For purposes of Section 17.1(c)(1), no more than 50 Employees (or, if less, the greater of three or ten percent of the Employees) shall be treated as officers.

               For purposes of Section 17.1(c)(2), if two Employees have the same interest in the Employer, the Employee having the greater annual compensation from the Employer shall be treated as having the larger interest.

               The determination of who is a Key Employee shall be made in accordance with section 416(i)(1) of the Code and the Treasury regulations thereunder.

               (d)  "NON-KEY EMPLOYEE" shall mean any Employee who is not a Key
                    ------------------
     Employee.

               (e)  "PERMISSIVE AGGREGATION GROUP" shall mean  the Required
                    ------------------------------
     Aggregation Group plus any other plan or plans of the Participating Companies and Affiliated Companies which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of sections 401(a)(4) and 410 of the Code.

               (f)  "REQUIRED AGGREGATION GROUP" shall mean:
                    ----------------------------

                    (1) Each qualified retirement plan of the Participating Companies and Affiliated Companies in which at least one Key Employee participates or participated at any time during the Determination Period (regardless of whether such plan has terminated); and

                    (2) Any other qualified retirement plan of the Participating Companies and Affiliated Companies which enables a plan described in Section 17.1(f)(1) to meet the requirements of section 401(a)(4) or 410 of the Code .

               (g)  "TOP-HEAVY PLAN" shall mean this Plan if any of the
                    ----------------
     following conditions exists:

                    (1) The Top-Heavy Ratio for this Plan exceeds 60 percent, and this Plan is not part of a Required Aggregation Group or a Permissive Aggregation Group;

                    (2) This Plan is a part of a Required Aggregation Group but not part of a Permissive Aggregation Group, and the Top-Heavy Ratio for the Required Aggregation Group exceeds 60 percent; or

                    (3) This Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group, and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60 percent.

               (h)  "TOP-HEAVY RATIO" shall mean a fraction determined as
                    -----------------
     follows:

                    (1) If the Employer maintains one or more Defined Contribution Plans (within the meaning of Section 4.1(m)) (including any simplified employee pension) and the Employer has not maintained any Defined Benefit Plan (within the meaning of Section 4.1(k)) which, during the five-year period ending on the Determination Date, has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group, as applicable, shall mean a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account balance distributed during the five-year period ending on the Determination Date), and the denominator of which is the sum of all account balances (including any part of any account balance distributed during the five-year period ending on the Determination
          Date), both determined in accordance with section 416 of the Code and the Treasury regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio shall be increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under section 416 of the Code and the Treasury regulations thereunder.

                    (2) If the Employer maintains one or more Defined Contribution Plans (including any Simplified Employee Pension) and the Employer maintains or has maintained one or more Defined Benefit Plans which, during the five-year period ending on the Determination Date,has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group, as applicable, shall be a fraction, the numerator of which is the sum of account balances under the aggregated Defined Contribution Plan or Plans for all Key Employees, determined in accordance with Section 17.1(h)(1), plus the present value of accrued benefits under the aggregated Defined Benefit Plan or Plans for all Key Employees as of the Determination Date, and the denominator of which is the sum of the account balances under the aggregated Defined Contribution Plan or Plans for all Participants, determined in accordance with Section 17.1(h)(1), plus the present value of accrued benefits under the Defined Benefit Plan or Plans for all Participants as of the Determination Date, all determined in accordance with section 416 of the Code and the Treasury regulations thereunder. The accrued benefits under a Defined Benefit Plan in both the numerator and denominator of the Top-Heavy Ratio shall include any accrued benefits distributed during the five-year period ending on the Determination Date.

                    (3) For purposes of Section 17.1(h)(1) and Section 17.1(h)(2), the value of account balances and the present value of accrued benefits shall be determined as of the most recent Top-Heavy Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in section 416 of the Code and the Treasury regulations thereunder for the first and second plan years of a Defined Benefit Plan. The account balances and accrued benefits of a Participant (i) who is not a Key Employee but who was a Key Employee in a prior year, or (ii) who has not been credited with at least one hour of service with any Employer maintaining the plan at any time during the five-year period ending on the Determination Date shall be disregarded. The calculation of the Top-Heavy Ratio, including the extent to which distributions, rollovers, and transfers are taken into account, shall be made in accordance with section 416 of the Code and the Treasury regulations thereunder. Deductible employee contributions shall not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits shall be calculated with reference to the Determination Dates that fall within the same calendar year.

                    (4) The accrued benefit of a Participant other than a Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all Defined Benefit Plans maintained by the Employer, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of section 411(b)(1)(C) of the Code.

                    (5) For purposes of establishing the present value to compute the Top-Heavy Ratios of Section 17.1(h), any benefit shall be discounted only for mortality and interest based on the following:

                         (i)   INTEREST RATE. The interest rate used shall be
                               -------------
               the interest rate or rates which would be used, as of the date distribution commences under a Defined Benefit Plan, by the Pension Benefit Guaranty Corporation for purposes of determining the present value of a participant's benefits under such Defined Benefit Plan if such Defined Benefit Plan had terminated on the date distribution commences with insufficient assets to provide benefits guaranteed by the Pension Benefit Guaranty Corporation on that date. For purposes of this provision, the "date distribution commences" shall mean the Top-Heavy Valuation Date.

                         (ii)  MORTALITY TABLE.  The mortality table used shall
                              ---------------
               be the 1984 Unisex Mortality Table.

               (i)  "TOP-HEAVY VALUATION DATE" shall mean, for purposes of
                    --------------------------
          calculating the Top-Heavy Ratios, the last day of each Plan Year.

          17.2 SPECIAL TOP-HEAVY PROVISIONS.  Notwithstanding any other
               ----------------------------
provision of the Plan to the contrary, the following provisions of this Section
17.2 shall automatically become operative and shall supersede any conflicting provisions of the Plan if, in any Plan Year, the Plan is a Top-Heavy Plan:

               (a)  MINIMUM ALLOCATION.
                    ------------------

                    (1)  GENERAL.  Except as otherwise provided in Section
                         -------
          17.2(a)(3), the Employer contributions (but not including for this purpose Employer Matching or Base Contributions) and forfeitures allocated for any Plan Year in which the Plan is a Top-Heavy Plan on behalf of any Participant who is a Non-Key Employee shall not be less than the lesser of either three percent of such Participant's Limitation Compensation for such Plan Year (reduced by any Employer contribution and/or forfeiture allocated to such Non-Key Employee under any other qualified defined contribution plan of the Employers), as limited by section 401(a)(17) of the Code or, in the case where the Employer has no Defined Benefit Plan which designates this Plan to satisfy section 401 of the Code, the largest percentage of Employer contributions (including for this purpose Employer Matching and/or Base Contributions) and forfeitures, as a percentage of the Key Employee's Limitation Compensation, as limited by section 401(a)(17) of the Code, allocated on behalf of any Key Employee for that Plan Year under this Plan or under any other qualified Defined Contribution Plan of the Employers. The minimum allocation shall be determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation in the Plan Year because :

                         (i) The Participant failed to complete a year of service for benefit accrual;

                         (ii) The Participant failed to make mandatory employee contributions to the Plan; or

                         (iii) The Participant's Limitation Compensation was less than a stated amount.

                    (2)  NONFORFEITABILITY OF MINIMUM ALLOCATION. The minimum
                         ---------------------------------------
          allocation required (to the extent required to be nonforfeitable under section 416(b) of the Code) may not be forfeited under section 411(a)(3)(B) or 411(a)(3)(D) of the Code.

                    (3)  EXCEPTIONS.
                         ----------

                         (i)   LAST PAY OF PLAN YEAR RULE.  The provisions in
                               --------------------------
               Section 17.2(a)(1) shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

                         (ii)  MINIMUM ALLOCATION OR BENEFIT PROVIDED UNDER
                               --------------------------------------------
               ANOTHER PLAN.  The provisions in Section 17.2(a)(1) shall also
               ------------
               not apply to any Participant to the extent the Participant is covered under any other qualified plan(s) of the Employer and the Employer has provided that the minimum allocation or benefit requirements applicable to Top-Heavy Plans shall be met in the other qualified plan(s).

               (b)  VESTING.  The Participant shall at all times have a
                    -------
     nonforfeitable right to all of his Accrued Benefit under the Plan attributable to Base Contributions, Employee After-Tax Contributions, and Supplemental Contributions. Effective January 1, 1995, a Participant's interest in his Employer After-Tax Matching Contribution Account shall be fully vested at all times. For any Plan Year in which the Plan is a Top-Heavy Plan, the minimum vesting schedule set forth below shall automatically apply to the Plan. Under said minimum vesting schedule the Participant shall have a nonforfeitable right to a percentage of his Accrued Benefit attributable to Employer Profit-Sharing Contributions and Employer Matching Contributions determined under the following table:

          YEARS OF VESTING SERVICE    NONFORFEITABLE PERCENTAGE
          ------------------------    -------------------------
                    Less than 2                    0
                     2                            20
                     3                            40
                     4                            60
                     5                            80
                     6 or more                   100

          The minimum vesting schedule applies to all benefits within the meaning of section 411(a)(7) of the Code except those attributable to Employee contributions, including benefits accrued before the effective date of section 416 of the Code and benefits accrued before the Plan became a Top-Heavy Plan. Further, no decrease in a Participant's nonforfeitable percentage may occur in the event the Plan's status as a Top-Heavy Plan changes for any Plan Year. However, this Article XVII does not apply to the account balances of any Employee who does not have an Hour of Service after the Plan has initially become a Top-Heavy Plan, and such Employee's account balance attributable to Employer contributions and forfeitures shall be determined without regard to this Article XVII.

               (c)  ADJUSTMENT TO CODE SECTION 415 LIMITS.  For any Plan Year in
                    -------------------------------------
     which the Plan is a Top-Heavy Plan, Section 4.4(d)(1) and 4.4(d)(2) shall be applied by substituting 100 percent for 125 percent where such percent appears therein.

               (d)  CESSATION OF APPLICATION OF PROVISIONS.  In the event that
                    --------------------------------------
     Congress should provide by statute, or the Treasury Department should provide by regulation or ruling, that the limitations provided in this
     Article XVII are no longer necessary for the Plan to meet the requirements of section 401 of the Code or other applicable law then in effect, such limitations shall become void and shall no longer apply, without the necessity of further amendment to the Plan.

          IN WITNESS WHEREOF, SHARED MEDICAL SYSTEMS CORPORATION has caused these presents to be duly executed as of this _____ day of ________________, 1995.


ATTEST:                            SHARED MEDICAL SYSTEMS CORPORATION

[CORPORATE SEAL]


____________________________       By:________________________________________
Bonnie L. Shuman, Assistant                R. James Macaleer, Chairman and
Secretary                                  Chief Executive Officer

                                   EXHIBIT A
                      (PLAN AND TRUST ADOPTION AGREEMENT)

NOTE: Exhibit A is not to be completed or executed. If an Affiliated Company adopts the Plan and Trust Agreement, a separate instrument following the form of this Exhibit A shall be completed and filed with the Committee.

                                  ADOPTION OF

                SMS RETIREMENT SAVINGS PLAN AND TRUST AGREEMENT
                                       BY

                          [NAME OF AFFILIATED COMPANY]
                           --------------------------

     By executing this Adoption Agreement, [NAME OF AFFILIATED COMPANY], an
                                            --------------------------
Affiliated Company, as defined in the Plan, on this _______ day of __________, 19___, hereby adopts the SMS RETIREMENT SAVINGS PLAN ("Plan") and the SMS RETIREMENT SAVINGS PLAN TRUST AGREEMENT (the "Trust Agreement"), the terms of which Plan and Trust Agreement are incorporated herein by reference, and by adopting said Plan and Trust Agreement hereby becomes a Participating Company in said Plan and Trust Agreement.

     1. The effective date of the adoption of the Plan and Trust Agreement by the Affiliated Company is ___________________, 19___.

     2.   [NAME OF AFFILIATED COMPANY] adopted the Plan and Trust Agreement on
           --------------------------
_______________________, 19___.

     3. An Affiliated Company may elect to have special provisions apply with respect to Employees of the Affiliated Company. Check if applicable:



[_]  Modifications:______________________________________________________

ATTEST:                            [NAME OF AFFILIATED COMPANY]
[SEAL]                              --------------------------


_________________                  By: __________________________
Secretary                          President
                            ADOPTION AGREED TO BY:

                            SPONSORING COMPANY:
ATTEST:                            SHARED MEDICAL SYSTEMS CORPORATION
[CORPORATE SEAL]


___________________________        By:___________________________________
James C. Kelly, Secretary                R. James Macaleer, Chairman and
                                          Chief Executive Officer

                              TRUSTEE:
ATTEST:                            THE VANGUARD FIDUCIARY TRUST COMPANY
COMPANY
[CORPORATE SEAL]


___________________                By:________________________
Trust Officer                             Vice President

                                  EXHIBIT A-1
                        LIST OF PARTICIPATING COMPANIES
                        -------------------------------





          The following is a list of the Participating Companies:

          (1)  SHARED MEDICAL SYSTEMS CORPORATION

          (2)  HEALTHCARE DATA EXCHANGE CORPORATION

                       PLAN AND TRUST ADOPTION AGREEMENT
                     HEALTHCARE DATA EXCHANGE CORPORATION

                                  ADOPTION OF

                SMS RETIREMENT SAVINGS PLAN AND TRUST AGREEMENT
                                      BY

                    HEALTHCARE DATA EXCHANGE CORPORATION
                    ------------------------------------
                         (NAME OF AFFILIATED COMPANY)


     By executing this Adoption Agreement, HEALTHCARE DATA EXCHANGE CORPORATION,
                                           ------------------------------------
an Affiliated Company, as defined in the Plan, as of January 1, 1995, hereby adopts the SMS RETIREMENT SAVINGS PLAN ("Plan") and the SMS RETIREMENT SAVINGS PLAN TRUST AGREEMENT (the "Trust Agreement"), the terms of which Agreement are incorporated herein by reference, and by adopting said Plan and Trust Agreement hereby becomes a Participating Company in said Plan and Trust Agreement.

     1. The effective date of the adoption of the Plan and Trust Agreement by the Affiliated Company is January 1, 1995.

     2. HEALTHCARE DATA EXCHANGE CORPORATION adopted the Plan and Trust Agreement as of January 1, 1995.

     3. An Affiliated Company may elect to have special provisions apply with respect to Employees of the Affiliated Company. Check if applicable:

     [_]  Modifications:____________________________________________

ATTEST:                            HEALTHCARE DATA EXCHANGE CORPORATION
                                   ------------------------------------
                                        Name of Affiliated Company

[CORPORATE SEAL]

__________________________         By:_______________________________
Secretary                                   President

ATTEST:                            ADOPTION AGREED TO BY:

                                   SPONSORING COMPANY:
[CORPORATE SEAL]                   SHARED MEDICAL SYSTEMS CORPORATION


__________________________         By:________________________________
James C. Kelly, Secretary             R. James Macaleer, Chairman and
                                      Chief Executive Officer

ATTEST:                            Trustee:
                                   THE VANGUARD FIDUCIARY TRUST COMPANY
[CORPORATE SEAL]


_________________________          By:________________________________
 Trust Officer                          Vice-President